

                                                                   EXHIBIT 4.5



                        TRANSFER AND SERVICING AGREEMENT

                                     among


                            PNC STUDENT LOAN TRUST I
                                   as Issuer,


                         PNC BANK, NATIONAL ASSOCIATION
                as Transferor, Master Servicer and Administrator
                                      and
                       THE FIRST NATIONAL BANK OF CHICAGO
                   not in its individual capacity but solely
                           as Eligible Lender Trustee


                           Dated as of June 25, 1997


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                 TABLE OF CONTENTS

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                                          ARTICLE I

Definitions and Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                         ARTICLE II

                             Conveyance of Financed Student Loans

SECTION 2.1    Conveyance of Initial Financed
                  Student Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 2.2    Conveyance of Exchanged Student Loans  . . . . . . . . . . . . . . . .
SECTION 2.3    Conveyance of Certain Financed Student
                  Loans by the Eligible Lender Trustee
                  to or upon Order of the Transferor  . . . . . . . . . . . . . . . .
SECTION 2.4    Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .


                                          ARTICLE III

                                   The Financed Student Loans

SECTION 3.1    Representations and Warranties of
                  Transferor with Respect to the Financed
                  Student Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 3.2    Repurchase upon Breach;
                  Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 3.3    Custody of Financed Student Loan
                  Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 3.4    Duties of Master Servicer as Custodian . . . . . . . . . . . . . . . .
SECTION 3.5    Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . .
SECTION 3.6    Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . .
SECTION 3.7    Effective Period and Termination . . . . . . . . . . . . . . . . . . .
SECTION 3.8    Appointment of Subcustodian  . . . . . . . . . . . . . . . . . . . . .


                                      ARTICLE IV

               Administration and Servicing of Financed Student Loans

SECTION 4.1    Duties of Master Servicer  . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.2    Collection of Financed Student Loan
                  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.3    Realization upon Financed Student
                  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.4    No Impairment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.5    Purchase of Financed Student Loans;



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
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                  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.6    Servicing Fee;   . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.7    Administrator's Certificate  . . . . . . . . . . . . . . . . . . . . .
SECTION 4.8    Annual Statement as to Compliance;
                  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.9    Annual Independent Certified Public
                  Accountants' Report . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.10   Access to Certain Documentation and
                  Information Regarding Financed
                  Student Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.11   Master Servicer and Administrator
                  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.12   Appointment of Servicer  . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.13   Subservicing Agreements  . . . . . . . . . . . . . . . . . . . . . . .
SECTION 4.14   Incentive Programs   . . . . . . . . . . . . . . . . . . . . . . . . .


                                               ARTICLE V

                                    Distributions; Reserve Account;
                           Statements to Certificateholders and Noteholders

SECTION 5.1    Establishment of Trust Accounts  . . . . . . . . . . . . . . . . . . .
SECTION 5.2    Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.3    Application of Collections . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.4    Additional Deposits  . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.5    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.6    Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.7    Statements to Certificateholders
                  and Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.8    Expense Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.9    Note Distribution Account and Certificate
                  Distribution Account  . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.10   Monthly Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 5.11   Certificate Interest . . . . . . . . . . . . . . . . . . . . . . . . .


                                            ARTICLE VI

                              The Transferor and the Master Servicer

SECTION 6.1    Representations of Transferor and Master
                  Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.2    Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.3    Liability and Indemnities  . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.4    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.5    Merger or Consolidation of, or Assumption
                  of the Obligations of, the Transferor, the
                  Administrator or the Master Servicer  . . . . . . . . . . . . . . .
SECTION 6.6    Limitation on Liability of Transferor,

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
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               Master Servicer and Others . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.7    Transferor May Own Certificates or
                  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 6.8    Master Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . .


                                             ARTICLE VII

                                          The Administrator

SECTION 7.1    Representations of the Administrator . . . . . . . . . . . . . . . . .
SECTION 7.2    Liability and Indemnities  . . . . . . . . . . . . . . . . . . . . . .
SECTION 7.3    Administrator Not to Resign  . . . . . . . . . . . . . . . . . . . . .
SECTION 7.4    Additional Services  . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 7.5    Amendment to Administration Agreement  . . . . . . . . . . . . . . . .

                                             ARTICLE VIII

                                                Default

SECTION 8.1    Master Servicer Default; Administrator
                  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 8.2    Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . .
SECTION 8.3    Notification to Noteholders and
                  Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 8.4    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . .


                                              ARTICLE IX

                                              Termination

SECTION 9.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                              ARTICLE X
[Reserved]


                                              ARTICLE XI
                                             Miscellaneous

SECTION 11.1   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.2   Protection of Interests in Trust . . . . . . . . . . . . . . . . . . .
SECTION 11.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.4   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.5   Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . .
SECTION 11.6   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.7   Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .

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SECTION 11.8   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.9   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.10  Assignment to Indenture Trustee  . . . . . . . . . . . . . . . . . . .
SECTION 11.11  Nonpetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . .
SECTION 11.12  Limitation of Liability of Eligible
                  Lender Trustee and Indenture Trustee  . . . . . . . . .

APPENDIX A     Definitions and Usage

SCHEDULE A-1   Schedule of Financed Student Loans
SCHEDULE A-2   Schedule of Financed Student Loans
SCHEDULE B     Location of Financed Student Loan Files
SCHEDULE C     Scheduled Principal Balance Table

EXHIBIT A      Form of Report to Noteholders
EXHIBIT B      Form of Report to Certificateholders
EXHIBIT C      Form of Administrator's Certificate
EXHIBIT D      Form of Assignment of Initial Financed
               Student Loans
EXHIBIT E      Transfer Agreement


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          TRANSFER AND SERVICING AGREEMENT (the "Agreement") dated as of June
25, 1997, among PNC STUDENT LOAN TRUST I, a Delaware business trust (the "Issuer"), PNC Bank, National Association, a national banking association (the "Transferor," the "Master Servicer" or the "Administrator" in such respective capacities) and, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, solely as eligible lender trustee and not in its individual capacity (the "Eligible Lender Trustee").

          WHEREAS the Issuer desires to acquire student loans originated or acquired by the Transferor in the ordinary course of business;

          WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer; and

          WHEREAS the Master Servicer and the Administrator are willing to service such student loans and undertake certain administrative functions with respect thereto; and

          WHEREAS the Issuer is authorizing on the date hereof for issuance its Series 1997-2 Notes; and

          WHEREAS the parties hereto are entering into this Transfer and Servicing Agreement in connection with such Series 1997-2 Notes.

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree, intending to be legally bound hereby, as follows:


                                   ARTICLE I

                             Definitions and Usage

          Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein.


                                   ARTICLE II

                      Conveyance of Financed Student Loans

          SECTION 2.1. Conveyance of Initial Financed Student Loans. (a) In consideration of the Issuer's delivery to or upon the order of the Transferor on the Closing Date of

$1,026,910,000, the Transferor agrees to, and the Transferor does hereby, as evidenced by a duly executed written assignment in the form of Exhibit D, contribute, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein):

               (i) all right, title and interest in and to the Financed Student Loans listed on Schedule A-1 and Schedule A-2 to this Agreement (the "Initial Financed Student Loans") and all obligations of the Obligors thereunder, including all moneys paid thereunder(other than Interest Subsidy Payments and Special Allowance Payments payable through the applicable Cut-off Date), and all written communications received by the Transferor with respect thereto and still retained by Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), after the applicable Cut-off Date;

              (ii) all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon); and

             (iii)  the proceeds of any and all of the foregoing.

               (b) On the Closing Date, the Transferor shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of the Initial Financed Student Loans and (B) to the Eligible Lender Trustee and the Indenture Trustee the Opinion of Counsel required by Section 11.2(i)(1).

          SECTION 2.2. Conveyance of Exchanged Student Loans. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Eligible Lender Trustee's conveyance of Financed Student Loans on the related Exchange Date to the Transferor pursuant to Section 2.3(a), if the Transferor exercises its option pursuant to Section 2.3(d), the Transferor shall contribute, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein), all right, title and interest in and to each Exchanged Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the related Subsequent Cut-off Date), and all written communications received by the Transferor with respect thereto and still retained by the Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cut-off Date, and the proceeds of any and all of the foregoing.

     (b) The Transferor shall transfer to the Issuer the Exchanged Student Loans for a given Exchange Date and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to such Exchange Date:

               (i) the Transferor shall have delivered to the Eligible Lender Trustee and the Indenture Trustee a duly executed written assignment (including an acceptance by the Eligible Lender Trustee and the Indenture Trustee) in substantially the form of Exhibit E (each, a "Transfer Agreement"), which shall include supplements to Schedules A-1 and A-2, listing such Exchanged Student Loans;

              (ii) the Transferor shall have delivered, at least two days' prior to such Exchange Date, notice of such transfer to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Rating Agencies, including a listing of the aggregate principal balance of such Exchanged Student Loans;

             (iii) the Transferor shall, to the extent required by Section 2.3(d), have deposited in the Collection Account all collections received in respect of the Exchanged Student Loans on and after each applicable Subsequent Cut-off Date and all required Adjustment Payments;

              (iv) as of such Exchange Date, the Transferor was not insolvent nor will it have been made insolvent by such exchange nor is it aware of any pending insolvency;

               (v) such exchange will not result in a material adverse Federal or state tax consequence to the Issuer relating to its tax classification or the Noteholders, considered as a whole, relating to a change in the characterization of the Notes;

              (vi) no Event of Default shall have occurred and be continuing as of such Exchange Date and no Master Servicer Default or Administrator Default shall have occurred and be continuing as of such Exchange Date;

             (vii)  the Exchange Period shall not have terminated;

            (viii) the Transferor shall have delivered to the Indenture Trustee and the Eligible Lender Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);



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

             ((ix) the Transferor shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Financed Student Loans; and

               (x) no selection procedures believed by the Transferor to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Exchanged Student Loans;

provided, however, that the Transferor shall not incur any liability as a result of transferring Exchanged Student Loans on any Exchange Date at a time when the condition set forth in clause (v) was not satisfied, if at the time of such transfer the Transferor was not aware of any fact that would reasonably suggest that such condition would not be satisfied as of such date.

          Upon the satisfaction of the conditions set forth in this Section 2.2(b), the Eligible Lender Trustee shall execute and deliver to the Transferor an Assignment, substantially in the form of Annex B to the Transfer Agreement.

          SECTION 2.3. Conveyance of Certain Financed Student Loans by the Eligible Lender Trustee to or upon Order of the Transferor. (a) Upon receipt of written notice (or telephonic or facsimile notice promptly followed by written notice) from the Transferor (or from the Master Servicer on behalf of the Transferor) by the Eligible Lender Trustee and the Indenture Trustee, the Eligible Lender Trustee will convey to the Transferor the Financed Student Loans identified in such notice, which are to be repaid with proceeds of the Consolidation Loans to be made by or on behalf of the Transferor. Simultaneously with each such conveyance by the Eligible Lender Trustee and the making by the Transferor of each such Consolidation Loan, the Transferor shall deposit into the Collection Account an amount equal to the aggregate Purchase Amount of such Financed Student Loans, as payment for such conveyance.

          (b) Upon receipt of written notice (or telephonic or facsimile notice promptly followed by written notice) from the Transferor (or from the Master Servicer on behalf of the Transferor) by the Eligible Lender Trustee and the Indenture Trustee, that a Financed Student Loan that is a Serial Loan is to be conveyed to the holder of one or more student loans to which such Financed Student Loan is serial, the Eligible Lender Trustee shall convey to the order of the Transferor or the Transferor's designee the Financed Student Loan(s) identified in such notice. Simultaneously with each such conveyance by the



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

Eligible Lender Trustee, the Transferor shall deposit, or cause the transferee of such Financed Student Loan(s) to deposit, into the Collection Account an amount equal to the aggregate Purchase Amount of such Financed Student Loan(s) in consideration for such conveyance.

          (c) Upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Master Servicer by the Eligible Lender Trustee and the Indenture Trustee, the Eligible Lender Trustee will convey to the Master Servicer the Financed Student Loans identified in such notice, which are to be transferred to a Guarantor in consideration of a related Guarantee Payment. Within one Business Day of its receipt of the related Guarantee Payment, the Master Servicer shall deposit, or cause to be deposited, into the Collection Account an amount equal to such Guarantee Payment, as payment of such conveyance.

          (d) (i) Notwithstanding anything else contained in this Section 2.3 to the contrary, during the Exchange Period, subject to the conditions set forth in Section 2.2(b), in lieu of depositing into the Collection Account the Purchase Amount of a Financed Student Loan pursuant to Section 2.3(a), the Transferor may, at its option, transfer to the Eligible Lender Trustee on behalf of the Trust, as an Exchanged Student Loan, the Consolidation Loan being made by the Transferor relating to the Financed Student Loan for which it is being exchanged. Any Financed Student Loan being so transferred to the Transferor shall be deemed transferred prior to the origination of the related Consolidation Loan.

               (ii) Additionally, during the Exchange Period, subject to the conditions set forth in Section 2.2(b), in lieu of depositing into the Collection Account the Purchase Amount of a Financed Student Loan pursuant to
Section 2.3(b) or as otherwise permitted by this Section 2.3(d)(ii), the Transferor may, at its option, transfer to the Eligible Lender Trustee on behalf of the Trust, as an Exchanged Student Loan, one or more Federal Loans owned by the Transferor that are serial to an existing Financed Student Loan owned by the Trust; provided that each such Exchanged Student Loan satisfies the following criteria: (A) the Exchanged Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Exchanged Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (C) the average principal balance per Obligor of the Exchanged Student Loans that are Serial Loans being transferred into the Trust on each Exchange Date and the existing Financed Student Loans to which they are serial is within 10% (plus or minus) of the average principal balance per Obligor of the Financed Student Loans being transferred to the Transferor on such Exchange Date and the existing Federal Loans owned by the Transferor to which they are serial, if any.

          (e) If on any Exchange Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Exchanged Student Loans being exchanged on such Exchange Date is less than that of all the Financed Student Loans for which they are being exchanged plus any Issuer Consolidation Payments being made on such Exchange Date, an amount equal to such difference (the "Adjustment Payments") shall be deposited by the Transferor into the Collection Account on the related Exchange Date.

          (f) If on any Exchange Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Exchanged Student Loans that are Consolidation Loans being exchanged on such Exchange Date is greater than that of all the Financed Student Loans for which they are being exchanged, upon written request of the Transferor an amount up to the amount of such excess (the "Issuer Consolidation Payments") shall be remitted by the Indenture Trustee to the Transferor from Consolidation Prepayments on deposit in the Collection Account.

          SECTION 2.4. Security Agreement. Although it is the intent of the parties to this Agreement that the conveyance of the Transferor's right, title and interest in and to the Financed Student Loans pursuant to this Agreement or any Transfer Agreement shall constitute a contribution and transfer and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Transferor shall be deemed to have granted to the Eligible Lender Trustee, on behalf of the Issuer, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Financed Student Loans and the proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.


                                  ARTICLE III

                           The Financed Student Loans

          SECTION 3.1. Representations and Warranties of Transferor with Respect to the Financed Student Loans. The Transferor hereby makes the following representations and warranties as to the Financed Student Loans on which the Issuer is deemed to have relied in acquiring (through the Eligible

Lender Trustee) such Financed Student Loans. Such representations and warranties speak as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Exchange Dates in the case of the Exchanged Student Loans, but shall survive the contribution, transfer and assignment of such Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

               (i)  Characteristics of Financed Student Loans.  Each
  Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, (B) was originated or acquired by the Transferor in the ordinary course of its business, and (C) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yields interest at the rate applicable thereto (except as otherwise provided in Section 4.14), as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act or any Guarantee Agreement. Each Financed Student Loan that is a Stafford Loan qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments from the Department. Each Financed Student Loan that is a Consolidation Loan qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments from the Department to the extent applicable. Each Financed Student Loan that is a PLUS Loan, a SLS Loan or an Unsubsidized Stafford Loan qualifies the holder thereof to receive Special Allowance Payments from the Department to the extent applicable. Each Financed Student Loan qualifies the holder thereof to receive Guarantee Payments from the applicable Guarantor in accordance with the applicable Guarantee Agreement.

              (ii) Schedule of Financed Student Loans. The information concerning the Financed Student Loans set forth in Schedule A-1 and Schedule A-2 to this Agreement and Schedule A of the related Transfer Agreement is true and correct in all material respects as of the close of business on its applicable Cut-off Date (with respect to Schedule A-1 and Schedule A-2 to this Agreement) or each applicable Subsequent Cut-off Date (with respect thereto), as applicable, and no selection procedures believed to be


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

  adverse to the Noteholders or the Certificateholders were utilized in selecting the Financed Student Loans. The computer tape or electronic data transmission regarding the Initial Financed Student Loans is true and correct in all material respects as of the applicable Cut-off Date and each computer tape or electronic data transmission regarding the Subsequent Student Loans will be true and correct in all material respects as of the related Subsequent Cut-off Date.

             (iii) Compliance with Law. Each Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement or the applicable Transfer Agreement, as the case may be, complies, and the Transferor and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, State and local laws and regulations thereunder, including the Higher Education Act, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other applicable consumer credit laws and equal credit opportunity laws.

             (iv) Binding Obligation. Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the related borrower, enforceable by or on behalf of the holder thereof against such borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity and no Financed Student Loan has been satisfied, subordinated or rescinded.

              (v) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to the Transferor's knowledge, threatened with respect to any Financed Student Loan.

             (vi) No Default. No Initial Financed Student Loan has a payment that is more than 90 days overdue as of the applicable Cut-off Date, and no Exchanged Student Loan will have a payment that is more than 90 days overdue as of its related Subsequent Cut-off Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any

  Financed Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 90 days, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Transferor has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

             (vii) Title. It is the intention of the Transferor that the transfer and assignment herein contemplated constitutes a contribution of the Financed Student Loans from the Transferor to the Eligible Lender Trustee on behalf of the Issuer and the beneficial interest in and title to such Financed Student Loans shall not be part of the debtor's estate in the event of the appointment of a receiver with respect to the Transferor. No Financed Student Loan has been transferred, assigned or pledged by the Transferor to any Person other than the Eligible Lender Trustee on behalf of the Issuer or any such assignment or pledge has been released. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good title to each such Financed Student Loan, free and clear of all Liens, and the transfer to the Indenture Trustee, shall have been perfected under the UCC. No Financed Student Loan was subject to a third party's right of first refusal except as provided in the Subservicing Agreement with PHEAA and the Subservicing Agreement with USA Group (which rights of first refusal have been waived) and the transfer of the Financed Student Loans as contemplated hereby will not violate in any material respect the terms of any Subservicing Agreement or any other material agreement or arrangement to which the Master Servicer is a party.

            (viii) Lawful Assignment. No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the contribution, transfer and assignment of such Financed Student Loan under this Agreement or any Transfer Agreement is unlawful, void or voidable.

              (ix) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected security interest in the Financed Student Loans (if, despite the express intention of the parties hereto, the transfer of the Financed Student Loans is deemed a loan), and to give the Indenture Trustee a first perfected security interest therein, shall have been made or have been delivered for filing.

               (x) One Original. There is only one original executed copy of each promissory note evidencing a Financed Student Loan.

              (xi) Principal Balance. The aggregate principal balance of the Initial Financed Student Loans set forth on Schedule A-1 and Schedule A-2 as of each applicable Cut-off Date is $982,839,748.00 and $17,601,668.94 respectively. Additionally, as of each applicable Cut- off Date, the accrued interest on the Initial Financed Student Loans set forth on Schedule A-1 and Schedule A-2 other than with respect to Interest Subsidy Payments and Special Allowance Payments is $13,368,304.00 and $422,169.65 respectively.

             (xii)  [Reserved]

            (xiii) Interest Accruing. Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the Obligor or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

          SECTION 3.2. Repurchase upon Breach; Reimbursement. The Transferor, the Master Servicer or the Eligible Lender Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the representations and warranties made pursuant to Section 3.1. Unless any such breach shall have been cured within 90 days following the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Eligible Lender Trustee or the Master Servicer of such breach, the Financed Student Loan in which the interests of the Noteholders or the Certificateholders are materially and adversely affected by any such breach shall be retransferred, reassigned, resetover and otherwise reconveyed to the Transferor (a "repurchase") as of the first day succeeding the end of such 90-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not adversely affect any Guarantor's obligation to guarantee payment of such Financed Student Loan to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose. In consideration of and simultaneously with the repurchase of the Financed Student Loan, the Transferor shall remit the Purchase Amount, in the manner specified in Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Transferor in order to effect such transfer. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Transferor. In addition, if any such breach does not trigger such a repurchase obligation but does result in the refusal by a Guarantor to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 90 days following the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Eligible Lender Trustee, the Transferor shall, at its option, either repurchase such Financed Student Loan at the applicable Purchase Amount or reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in Section 5.4 not later than the last day of the Collection Period in which such 90th day occurs. The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section 3.2 shall be to require the Transferor to repurchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 3.2, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.2.

          SECTION 3.3. Custody of Financed Student Loan Files. To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Master Servicer as custodian of the following documents or instruments with respect to each Financed Student Loan (such documents are referred to collectively as the "Financed Student Loan File":

          (a) the original fully executed copy of the note evidencing the Financed Student Loan (which may be included in the application) unless such note is in the custody of a Guarantor;

          (b) the original loan application fully executed by the related borrower (which may be included in the note evidencing a Financed Student
Loan); and

          (c) any and all other documents and computerized records that any of the Master Servicer, the Administrator or the Transferor shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

          Notwithstanding the foregoing, each Subcustodian appointed pursuant to Section 3.8 who enters into a Subservicing Agreement may act as a custodian of the Related Financed Student Loan Files.

          SECTION 3.4. Duties of Master Servicer as Custodian. (a) Safekeeping. The Master Servicer, as custodian, shall hold or cause one or more Subcustodians appointed pursuant to Section 3.8, to (i) hold the Financed Student Loan Files for the benefit of the Issuer, and (ii) maintain such accurate and complete accounts, records and computer systems pertaining to each Financed Student Loan File as shall enable the Issuer to comply with this Agreement and the other Basic Documents. In performing its duties as custodian, the Master Servicer shall act with reasonable care and shall ensure that it complies in all material respects with all applicable Federal and State laws, including the Higher Education Act, with respect thereto. The Master Servicer shall conduct, or cause to be conducted, periodic audits of the Financed Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Master Servicer's record keeping. The Master Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Financed Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Financed Student Loan Files.

          (b) Maintenance of and Access to Records. The Master Servicer shall cause each Subcustodian to maintain the Related Financed Student Loan Files at the office specified opposite such Subcustodian's name in Schedule B or shall cause the Financed Student Loan Files to be maintained at such other offices as shall be specified by written notice to the Issuer and the Indenture Trustee not later than 60 days after any change in location. Upon reasonable prior notice, the Master Servicer shall make available, or cause each Subcustodian to make available, to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors (i) a list of locations of the Financed Student Loan Files and (ii) the related accounts, records and computer systems at the locations identified in the list provided pursuant to clause (i) of this Section 3.4(b) and at such times which are in accordance with the applicable Subservicing Agreements.

          SECTION 3.5. Instructions; Authority to Act. The Master Servicer shall be deemed to have received proper instructions with respect to the Financed Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

          SECTION 3.6. Custodian's Indemnification. (a) The Master Servicer shall pay from its own funds for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee or the Indenture Trustee or any of their officers, directors, employees and agents to the extent such loss, liability or expense results from the Master Servicer's failure to perform its duties as specified in this Article III where the final determination that any such improper act or omission by the Master Servicer or any Subcustodian resulted in such loss, liability or expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, that the Master Servicer shall not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Master Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement; provided, however, the Master Servicer shall not be liable for any such costs, expenses, losses, claims, damages and liabilities imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in this Agreement. Notwithstanding anything to the contrary contained in this Article III, in no event shall the Master Servicer be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Master Servicer has been advised of the possibility of such damages.

          (b)      Promptly after receipt by an indemnified party under this
Section 3.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.6, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.6, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 3.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          The indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

          SECTION 3.7.  Effective Period and Termination.  The Master
Servicer's appointment as custodian of the Financed Student Loans being conveyed hereunder shall become effective as of the Closing Date and shall continue in full force and effect for so long as the Master Servicer shall remain the Master Servicer hereunder. If the Master Servicer or any successor Master Servicer shall resign as Master Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of the Master Servicer or any such successor Master Servicer shall have been terminated under Section 8.1 of this Agreement, the appointment of the Master Servicer or such successor Master Servicer as custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment (and in any event within (i) 10 Business Days, with respect to that portion of the Financed Student Loan Files consisting of electronic records and information, and (ii) 30 Business Days, with respect to the remaining portion of the Financed Student Loan Files), the Master Servicer shall deliver, to the extent in its possession, the Financed Student Loan Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

          SECTION 3.8. Appointment of Subcustodian. (a) The Master Servicer may at any time appoint one or more Servicers to act as a subcustodian (each a "Subcustodian") of the Financed Student Loan Files of the Financed Student Loans being serviced by such Servicer (the "Related Financed Student Loan Files") to perform all or any portion of its obligations as custodian hereunder; provided, however, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the custodial services with respect to the Financed Student Loan Files in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subcustodian and to the same extent and under the same terms and conditions as if the Master Servicer alone were performing the custodial services. The fees and expenses of the Subcustodian shall be as agreed between the Master Servicer and its Subcustodian from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

    (b) The appointment of a Subcustodian by the Master Servicer shall become effective as of the date specified in the related Subservicing Agreement and shall continue in full force and effect with respect to each such Subcustodian and its Related Financed Student Loan Files for so long as such Subcustodian is a Servicer of the Financed Student Loans relating to such Financed Student Loan Files. As soon as practicable following the occurrence of an event of default as to which the Master Servicer is aware or has received notice of that is continuing under a Subservicing Agreement, the Master Servicer shall cause each applicable Subcustodian to deliver the Financed Student Loan Files held by it as directed by the Master Servicer.

                                   ARTICLE IV

             Administration and Servicing of Financed Student Loans

          SECTION 4.1. Duties of Master Servicer. The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Financed Student Loans with reasonable care. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall manage, service, administer and make collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance in all material respects with all applicable Federal and State laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Financed Student Loans for Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments or would have a material adverse effect on the Certificateholders or the Noteholders.

          The Master Servicer's duties shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending bills or payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 4.2, the Master Servicer shall follow customary standards, policies and procedures in performing its duties as Master Servicer. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Financed Student Loans; provided, however, that the Master Servicer agrees that it will not (a) permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee or (b) except as otherwise provide in Section 4.14, reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Financed Student Loans (notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, waive amounts owing under a Financed Student Loan up to and including $50.00); provided further, however, that the Master Servicer shall not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted in accordance with applicable standards, guidelines and requirements of the Higher Education Act, any Guarantee Agreement. The Master Servicer also shall be responsible for advising the Eligible Lender Trustee and the Indenture Trustee of any action required to be taken to maintain each such Guarantee Agreement. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to sign endorsements of the notes relating to the Financed Student Loans on behalf of the Eligible Lender Trustee in connection with conveyances pursuant to Section 2.3 hereof and to maintain any and all collection procedures with respect to the Financed Student Loans, including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Financed Student Loan such as commencing a legal proceeding to enforce a Financed Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrator furnish the Master Servicer or the Administrator with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator to carry out its servicing and administrative duties hereunder.

          SECTION 4.2. Collection of Financed Student Loan Payments. (a) The Master Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due. The Master Servicer may in its discretion waive any late payment charge or any other fees in addition to any fee or waiver permitted under
Section 4.1 that may be collected in the ordinary course of servicing a Financed Student Loan.

          (b) The Master Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Financed Student Loans as and when the same shall become due and payable, shall comply in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. In connection therewith, the Master Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Financed Student Loan File representing any Financed Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement whereupon the Lien of the Indenture Trustee relating to such Financed Student Loan shall be released without any further action of any kind.

          (c) The Eligible Lender Trustee shall, with the assistance of the Master Servicer and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Financed Student Loans as and when the same shall become due and payable, shall comply in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments. All amounts so collected by the Eligible Lender Trustee shall constitute Available Funds for the applicable Collection Period or Collection Periods and shall be deposited into the Collection Account in accordance with Section 5.4. In connection therewith, the Master Servicer shall prepare and file with the Department on a timely basis all claims, forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall, upon the written request of the Master Servicer, furnish the Master Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to prepare and file such claims, forms and other documents and filings.

          (d) The Eligible Lender Trustee may permit trusts, other than the Trust, established by the Transferor to securitize student loans to use the Department lender identification number applicable to the Trust. In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Financed Student Loans in the Trust and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department or any Guarantor to any such other trust using such common lender identification number as a result of amounts (including, but not limited to, consolidation fees) owing to the Department or any Guarantor from the Trust will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department or any Guarantor with respect to the student loans in the Trust and such other trust) to have been assessed against the Trust and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Trust. If so specified in the servicing agreement applicable to any such other trust, any amounts assessed against payments due from the Department or any Guarantor to the Trust as a result of amounts owing to the Department or any Guarantor to the Trust from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Trust.

          SECTION 4.3. Realization upon Financed Student Loans. For the benefit of the Issuer, the Master Servicer shall use reasonable efforts consistent with customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement in its servicing of any delinquent Financed Student Loans.

          SECTION 4.4. No Impairment. The Master Servicer shall not impair in any material respect the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Financed Student Loans or in any Guaranty Agreement.

          SECTION 4.5. Purchase of Financed Student Loans; Reimbursement. The Master Servicer or the Eligible Lender Trustee, as the case maybe, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of an obligation under Section 4.1, 4.2, 4.3 or 4.4 hereof. Unless any such breach shall have been cured within 90 days following the discovery thereof by the

Master Servicer or receipt by the Master Servicer of written notice from the Eligible Lender Trustee or the Master Servicer of such breach (or, at the Master Servicer's election, the last day of the first month following such discovery or notice), the Master Servicer shall purchase any Financed Student Loan in which the interests of the Noteholders and the Certificateholders are materially and adversely affected by such breach as of the first day succeeding the end of such 90-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not adversely affect any Guarantor's obligation to guarantee payment of such Financed Student Loan to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose. In consideration of and simultaneously with the purchase of any such Financed Student Loan pursuant to either of the two preceding sentences, the Master Servicer shall remit the Purchase Amount in the manner specified in
Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Master Servicer in order to effect such transfer. In addition, if any such breach by the Master Servicer does not trigger such a purchase obligation but does result in the refusal by a Guarantor to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 90 days of discovery or notice, the Master Servicer shall, at its option, either purchase such Financed Student Loan at the applicable Purchase Amount or reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in Section 5.4. The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to
Section 4.1, 4.2, 4.3 or 4.4 and the agreement contained in this Section 4.5 shall be to require the Master Servicer to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 4.5, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 4.5.

          SECTION 4.6. Servicing Fee. For its services hereunder, the Master Servicer shall be entitled to receive the Servicing Fee in the manner set forth in Section 5.5.

          SECTION 4.7. Administrator's Certificate. (a) On each Determination Date, the Administrator shall deliver to the

Indenture Trustee and the Eligible Lender Trustee in writing the applicable Noteholders' Interest Distribution Amount, the Noteholders Principal Distribution Amount and all amounts to be paid to Certificateholders on the related Distribution Date. On each Determination Date relating to a Quarterly Distribution Date, the Administrator shall deliver to the Indenture Trustee and the Eligible Lender Trustee in writing the estimated Transaction Fees (separately and in the aggregate) for the three succeeding Collection Periods. Two Business Days prior to the 25th day of each month, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the Consolidation Loan Fees for the preceding Collection Period.

          (b) On each Determination Date, the Administrator also shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Transferor (if the Transferor is not also the Administrator), an Administrator's Certificate containing all information necessary to make the distributions pursuant to Sections 5.5 and 5.6, if applicable, for the upcoming Distribution Date. Financed Student Loans to be repurchased by the Transferor (whether pursuant to Section 2.3 or 3.2), purchased by the Master Servicer or acquired by any Guarantor shall be identified by the Administrator by borrower social security number with respect to such Financed Student Loan (as specified in Schedule A-1 and Schedule A- 2).

          (c) On or before the 15th day of each month, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Transferor (if the Transferor is not also the Administrator), the Administrator's Certificate substantially in the form of Exhibit C setting forth by component the Available Funds for the immediately preceding Collection Period.

          SECTION 4.8.  Annual Statement as to Compliance; Notice of Default.
(a) Each of the Master Servicer and the Administrator shall deliver to the Transferor, the Eligible Lender Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 1998, an Officer's Certificate of the Master Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1997) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under this Agreement and the

Administration Agreement, respectively, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Eligible Lender Trustee shall send a copy of each such Officers' Certificate and each report referred to in Section 4.9 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in Section 4.9 may be obtained by any Noteholder or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is a Noteholder. Pursuant to the Indenture, upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

          (b) The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Transferor and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 8.1(a).

          (c) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 8.1(b)(1), (2) or
(3).

          SECTION 4.9. Annual Independent Certified Public Accountants' Report or Reports. Each of the Master Servicer and the Administrator shall cause Ernst & Young LLP, or any other nationally recognized firm of independent certified public accountants, to deliver to the Transferor, which may also render its services to the Master Servicer and the Administrator, the Eligible Lender Trustee, the Indenture Trustee and any Servicer on or before April 30 of each year beginning April 30, 1998 one or more reports addressed to the Master Servicer and to the Transferor, the Eligible Lender Trustee and the Indenture Trustee, to the effect that such accountants have relied upon the assertions by the Master Servicer's and Administrator's management about the Master Servicer's and Administrator's compliance with Sections 3.3, 3.4, 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 5.2, 5.5, 5.6, 5.7, and 5.8 of the Transfer and Servicing

Agreement and Sections 1(B), 1(D), 1(G), 1(U), 2 and 3 of the Administration Agreement during the preceding calendar year (or, in the case of the first such report(s), during the period from the Closing Date to December 31, 1997) and in any such accountant's opinion(s), such assertions are fairly stated in all material respects, except for (i) such exceptions as any such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report(s). In the event any such firm requires the Indenture Trustee or the Eligible Lender Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee or the Eligible Lender Trustee, as applicable, will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee and the Eligible Lender Trustee make no independent inquiry or investigation as to and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

          Such report(s) will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 4.10. Access to Certain Documentation and Information Regarding Financed Student Loans. Upon reasonable prior notice, the Master Servicer shall, or shall cause each Servicer to, provide access to the Financed Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer or such Servicer, as the case may be, to (i) the Eligible Lender Trustee and (ii) the Indenture Trustee and their respective duly authorized representatives, attorneys or auditors. Access shall be afforded without charge (except that the reasonable cost of photocopying shall be borne by the party requesting copies), but only upon reasonable request and during the normal business hours at the respective offices of the applicable Servicer. Nothing in this Section shall affect the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

          SECTION 4.11. Master Servicer and Administrator Expenses. The Master Servicer and the Administrator shall be severally required to pay all expenses incurred by them in connection with their respective activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator, the Noteholders and the Eligible Lender Trustee, as the case may be.

          SECTION 4.12. Appointment of Servicer. (a) The Master Servicer may at any time appoint a Servicer to perform all or any portion of its obligations as Master Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Financed Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans.
The fees and expenses of each Servicer shall be as agreed between the Master Servicer and such Servicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall have any responsibility therefor. Notwithstanding the foregoing, AFSA, USA Group, and PHEAA shall be deemed approved Servicers for all purposes hereunder.

          (b) The Master Servicer may at any time appoint one or more of its Affiliates to perform all or any portion of its obligations hereunder; provided, however, that the Master Servicer shall remain obligated and liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Financed Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Affiliate and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans. The fees and expenses of each such Affiliate shall be as agreed between the Master Servicer and such Affiliate from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall have any responsibility therefor.

          SECTION 4.13. Subservicing Agreements. (a) The Master Servicer hereby represents and warrants that: (i) as of the Closing Date it has entered into Subservicing Agreements with AFSA, USA Group and PHEAA (each a "Subservicing Agreement"); (ii) each such Subservicing Agreement requires the

Servicer thereunder to service the Financed Student Loans subject thereto in accordance in all material respects with all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act.

          SECTION 4.14. Incentive Programs. The Servicer shall be permitted to reduce the applicable interest rate on a PP Loan by 2%, if the Obligor related to such PP Loan makes the first 48 consecutive monthly payments of such PP Loan on or prior to the applicable due dates of such PP Loan.


                                   ARTICLE V

                        Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

          SECTION 5.1. Establishment of Trust Accounts. (a) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee each of the Collection Account, the Note Distribution Account, the Reserve Account, the Expense Account and the Monthly Advance Account. The Eligible Lender Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Eligible Lender Trustee the Certificate Distribution Account and the Certificate Monthly Advance Account. The foregoing accounts are referred to collectively as the "Trust Accounts." Each such Trust Account shall be an Eligible Deposit Account and, except for the Certificate Distribution Account and the Certificate Monthly Advance Account, shall be entitled as follows: "[Name of Account] for the benefit of PNC Student Loan Trust I and Bankers Trust Company, as Indenture Trustee, as their interests may appear." The Certificate Distribution Account and the Certificate Monthly Advance Account shall be entitled as follows: "PNC Student Loan Trust I Certificate Distribution Account" and PNC Student Loan Trust I Certificate Monthly Advance Account," respectively.

          (b) Funds on deposit in the Trust Accounts shall be invested by the Indenture Trustee and, in the case of the Certificate Distribution Account and the Certificate Monthly Advance Account, the Eligible Lender Trustee in
Eligible Investments pursuant to written instructions from the Administrator, on behalf of the Issuer; provided, however, it is understood and agreed that the Indenture Trustee and the Eligible Lender Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee and the Eligible Lender Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for the related Distribution Date. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the day on which funds in the applicable Trust Account may be required to be withdrawn; provided, however, that funds on deposit in such Trust Accounts may be invested in Eligible Investments of the Indenture Trustee or of the Eligible Lender Trustee in the case of the Certificate Distribution Account and Certificate Monthly Advance Account which may mature so that such funds will be available on the following Business Day. Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight unless otherwise directed by telephone or facsimile and confirmed within 24 hours in writing by the Administrator.

                   (c) (i) The Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Subject to the Administrator's power to give instructions pursuant to paragraph (b) above and paragraph (c)(iii) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) for the benefit of the Noteholders and Certificateholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Administrator, on behalf of the Issuer, agrees that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agencies may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator, on behalf of the Issuer, agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account), the Administrator shall notify the Indenture

  Trustee and the Eligible Lender Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                   (ii) With respect to the Trust Account Property, the Indenture Trustee agrees (or, with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account, the Eligible Lender Trustee agrees), by its acceptance thereof, that:

                         (A) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i); and, subject to Section 5.1(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account), and the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) shall have sole signature authority with respect thereto;

                         (B) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Article 8 of the UCC) acting solely for the Indenture Trustee;

                         (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulation shall be Delivered in accordance with paragraph
          (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                         (D)  any Trust Account Property that is an
          "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                   (iii) The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) for the purpose of permitting the Master Servicer, the Administrator or the Eligible Lender Trustee to carry out its respective duties hereunder or under the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

          SECTION 5.2. Collections. The Master Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Financed Student Loans for which it, rather than a Servicer, is acting as Primary Servicer (other than Purchased Student Loans), (i) within two Business Days after it has received an aggregate of $30,000 during any Collection Period and (ii) on the last Business Day of each Collection Period, all other collections received during such Collection Period. The Master Servicer shall cause each other Servicer to remit to the Collection Account, no less frequently than weekly, all payments by or on behalf of the Obligors with respect to the Financed Student Loans for which it is acting as Primary Servicer. For purposes of this Article V, the phrase "payments by or on behalf of obligors" shall mean payments made with respect to the Financed Student Loans by or on behalf of borrowers thereof and the Guarantors.

          SECTION 5.3. Application of Collections. With respect to each Financed Student Loan, all collections (including all Guarantee Payments) with respect thereto shall be applied in accordance with regulations of the Department and the applicable Guarantor.

          SECTION 5.4. Additional Deposits. Within two Business Days after receipt thereof, the Eligible Lender Trustee (or the Master Servicer on its behalf) shall deposit in the Collection Account the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Financed Student Loans, and the Transferor shall deposit in the Collection Account any amount owed pursuant to Section 3.2 no later than the last day of the Collection Period during which any such amount is owed. The Master Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Master Servicer under Section 4.5 when such amounts are due, and the Transferor shall deposit or cause to be deposited therein the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Transferor under Sections 3.2 or 9.1 when such amounts are due. The Transferor, the Master Servicer and the Administrator also shall deposit in the Collection Account all amounts required to be deposited therein pursuant to, and within the time periods provided by,
Section 2.3. Notwithstanding the foregoing, the Master Servicer shall deposit, or cause to be deposited, directly into the Reserve Account any payments of or with respect to principal relating to a Financed Student Loan for which any payment on account of a Realized Loss was previously distributed (but only up to the amount of such Realized Loss), and shall deposit, or cause to be deposited, directly into the Collection Account any payments of or with respect to interest relating to a Financed Student Loan for which any payment on account of a Realized Loss was previously distributed.

          The Master Servicer also shall, in its sole discretion, deposit into the Monthly Advance Account the amount of any Monthly Advances determined to be made by the Master Servicer pursuant to Section 5.10 no later than the Determination Date relating to the Distribution Date when such amounts are to be applied as a payment of interest. On each Distribution Date, the Indenture Trustee will transfer from the Monthly Advance Account to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for deposit into the Certificate Monthly Advance Account the portion of the Monthly Advance, if any, for such Distribution Date allocable to the Certificates. Pursuant to Section 5.10, if after making a Monthly Advance the Master Servicer receives the Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment for which such Monthly Advance was made, the Master Servicer shall be reimbursed immediately from such Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment, as the case may be, on deposit in the Collection Account up to the amount of the related Monthly Advance or, if such Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment is not received, the Master Servicer may reimburse itself from any funds on deposit in the Collection Account up to the amount of the related Monthly Advance.

          SECTION 5.5. Distributions. (a) On each Quarterly Distribution Date, pursuant to the Administrator's written instructions, the Indenture Trustee will transfer the Available Funds on deposit in the Collection Account for the three Collection Periods immediately preceding the month of such Quarterly Distribution Date (or (x) with respect to the first Quarterly Distribution Date, from the Closing Date through and including the Collection Period immediately preceding such

Quarterly Distribution Date, (y) with respect to clause (i) (A) below , the Indenture Trustee will transfer on the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day) from Available Funds on deposit in the Collection Account for the Collection Period immediately preceding such day and (z) with respect to clauses (ii) and (iii) below, on each Distribution Date related to the Class A-1 Notes, the Indenture Trustee will transfer the required amount from the Available Funds on deposit in the Collection Account for the Collection Period immediately preceding the month of such Distribution Date), in each case in the following manner and in the following order of priority:

        (i) first, to the Expense Account, (A) an amount equal to the Consolidation Loan Fees with respect to the Collection Period most recently ended and all overdue Consolidation Loan Fees from any prior Collection Periods and (B) an amount up to the estimated Transaction Fees for the three immediately succeeding Collection Periods and all overdue Transaction Fees from prior Collection Periods (plus (or minus) the difference (or excess) of the actual Transaction Fees for the three immediately preceding Collection Periods and the Transaction Fees deposited into the Expense Account on the preceding Quarterly Distribution Date);

        (ii) second, to the Note Distribution Account, an amount up to the sum of the aggregate Noteholders' Interest Distribution Amount and the Trust Swap Payment, if any, for such Distribution Date;

        (iii) third, to the Note Distribution Account, an amount up to the Noteholders' Principal Distribution Amount for such Distribution Date;

        (iv) fourth, to the Eligible Lender Trustee, for deposit into the Certificate Distribution Account, an amount up to the Certificateholders' Interest Distribution Amount for such Distribution Date; and

        (v) fifth, if the Outstanding Amount of the Notes has been paid in full, to the Eligible Lender Trustee, for deposit into the Certificate Distribution Account, an amount up to the Certificateholders' Principal Distribution Amount for such Distribution Date.

        (b)      [Reserved]

          (c) On each Quarterly Distribution Date (and in the case of clause (i) below, on the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day)), the Indenture Trustee, pursuant to information contained in the Administrator's Certificate delivered in accordance with Section 4.7, will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account pursuant to
Section 5.6) the following amounts in the following order of priority: (i) to the Department, the Consolidation Loan Fees for the immediately preceding Collection Period and all overdue Consolidation Loan Fees for any prior Collection Periods, (ii) to the Master Servicer, the estimated Servicing Fee for the three immediately succeeding Collection Periods and all overdue Servicing Fees, (iii) to the Administrator, the estimated Administration Fee for the three immediately succeeding Collection Periods and all overdue Administration Fees (iv) to the Indenture Trustee, the estimated Indenture Trustee Fee for the three immediately succeeding Collection Periods and all overdue Indenture Trustee Fees, and (v) to the Eligible Lender Trustee, the estimated Eligible Lender Trustee Fee for the three immediately succeeding Collection Periods and all overdue Eligible Lender Trustee Fees.

          (d) On each Distribution Date, the Indenture Trustee will distribute to the Noteholders as of the related Record Date and each Counterparty all amounts transferred to the Note Distribution Account pursuant to Section 5.5(a)(ii) and (iii) (in addition to any amounts transferred from the Reserve Account, any amounts deposited into the Monthly Advance Account pursuant to Section 5.4 and any Parity Percentage Payments transferred from the Collection Account pursuant to Section 5.5(e)) in the following order of priority:

      (i) first, to each Class of Class A Noteholders and each Counterparty, the Class A Noteholders' Interest Distribution Amount and the Trust Swap Payment, respectively (pro rata based upon the portion thereof allocable to each such Class and each such Counterparty);

     (ii) second, to the Class B Noteholders, the Class B Noteholders' Interest Distribution Amount;

    (iii) third, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-1 Notes has been paid in full;

    (iv) fourth, to the Fixed Rate Notes, the Noteholders' Principal Distribution Amount in the following order:

        (A) after the Outstanding Amount of the Class A-1 Notes has been reduced to zero, commencing with (but no earlier than) the Distribution Date occurring in October, 1998, to the Class A-2 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-2 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;


        (B) after the Outstanding Amount of the Class A-2 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 1999, to the Class A-3 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-3 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;

        (C) after the Outstanding Amount of the Class A-3 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2000, to the Class A-4 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-4 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;

        (D) after the Outstanding Amount of the Class A-4 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2001, to the Class A-5 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-5 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;

        (E) after the Outstanding Amount of the Class A-5 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2002, to the Class A-6 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-6 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table; and

        (F) after the Outstanding Amount of the Class A-6 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2003, to the Class A-7 Noteholders, the remaining

  Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-7 Notes equals the percentage of the original Outstanding Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;

  (v) fifth, after the Outstanding Amount of each Class of Fixed Rate Notes equals the percentage of the original Outstanding Amount for the respective Class that is set forth for such Distribution Date on the Scheduled Principal Balance Table (regardless of whether the Outstanding Amount of any Class of Fixed Rate Notes has been reduced to zero), to the Class A-8 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-8 Notes shall have been reduced to zero;

  (vi) sixth, after the Outstanding Amount of the Class A-8 Notes shall have been reduced to zero and after the Outstanding Amount of each Class of Fixed Rate Notes equals the percentage of the original Outstanding Amount for the respective Class that is set forth for such Distribution Date on the Scheduled Principal Balance Table (regardless of whether the Outstanding Amount of any Class of Fixed Rate Notes has been reduced to zero), to the Class A-9 Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-9 Notes shall have been reduced to zero; and

  (vii) seventh, after the Outstanding Amount of the Class A-9 Notes shall have been reduced to zero, to the Class B Noteholders, the remaining Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class B Notes shall have been reduced to zero.

  No Class of Fixed Notes will receive as a payment of principal on any Distribution Date more than the amount needed to reduce its respective Outstanding Amount to the percentage of the original Outstanding Amount set forth for such Class on the Scheduled Principal Balance Table. Therefore, on any Distribution Date the portion, if any, of the Noteholders Principal Distribution Amount remaining after the Outstanding Amount of each Class of Fixed Rate Notes has been reduced to such amount and the Outstanding Amount of the Class A-8 Notes and the Class A-9 Notes has been reduced to zero will remain on deposit in the Note Distribution Account and applied as payments of principal on subsequent Distribution Dates in the order and priority set forth herein.

  On each Quarterly Distribution Date the Eligible Lender Trustee will distribute to the Certificateholders as of the related Record Date all amounts transferred to the Certificate Distribution Account pursuant to Section 5.5(a) (in addition to any amounts transferred from the Reserve Account and any amount deposited into the Certificate Monthly Advance Account pursuant to Section 5.4) in the following order of priority; (i) first, to the Certificateholders, the Certificateholders' Interest Distribution Amount and
(ii) second, to the Certificateholders, the Certificateholders' Principal Distribution Amount. The priority of distributions set forth in this Section 5.5(d) shall be subject to the provisions of Section 5.5(f).

          (e) On each Quarterly Distribution Date (and on each Distribution Date with respect to transfers set forth in clause (ii) below in respect of the Class A-1 Notes), after making any and all required transfers to the Expense Account, the Note Distribution Account and, if applicable, the Certificate Distribution Account pursuant to Section 5.5(a), the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during the month in which such Distribution Date occurs) in the following order of priority: (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance, (ii) to the Note Distribution Account, the Parity Percentage Payment, if any, for such Distribution Date,
(iii) to the Note Distribution Account, the amount of any outstanding Noteholders' Interest Carryover, (iv) to the Counterparties, the amount of any Swap Termination Payments and (v) to the Transferor, any amounts remaining on deposit in the Collection Account other than amounts representing payments received on or with respect to the Financed Student Loans during the month of such Distribution Date (amounts transferred to the Transferor pursuant to this clause (v) shall be transferred by the Indenture Trustee to the account specified by the Transferor).

          (f) Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the Outstanding Amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes or the Trust Swap Payments, distributions pursuant to Section 5.5(d) shall be made in the following priority:

  (i) first, to each Class of Class A Noteholders and the Counterparties, the Noteholders' Interest Distribution Amount applicable to each such Class and the Trust Swap Payment, respectively, pro rata based upon the portion thereof allocable to each such Class and the Counterparties;

  (ii) second, in the case of clause (x) above, (a) to the Class A Noteholders, the Noteholders' Principal Distribution

Amount, in the order and priority set forth above in clauses third through sixth, inclusive, of Section 5.5(d) and in the case of clause (y) above, to each Class of Class A Noteholders, the Noteholders' Principal Distribution Amount applicable to such Distribution Date, pro rata based upon the Outstanding Amount of each Class of Class A Notes until the Outstanding Amount of each Class of Class A Notes has been paid in full;

        (iii) third, to the Class B Noteholders, the Noteholders' Interest Distribution Amount applicable to the Class B Notes;

         (iv) fourth, after the Outstanding Amount of each of the Class A Notes has been paid in full, to the Class B Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class B Notes has been paid in full;

         (v) fifth, to the Class A-8 Noteholders and the Class A-9 Noteholders, the Noteholders' Interest Carryover applicable to the respective Class of Class A Notes, pro rata based upon the portion thereof allocable to each such Class;

        (vi) sixth, to the Class B Noteholders, the Noteholders' Interest Carryover applicable to the Class B Notes;

       (vii) seventh, to the Counterparties, any Swap Termination Payments;

      (viii) eighth, to the Certificateholders, the Certificateholders' Interest Distribution Amount; and

        (ix) ninth, to the Certificateholders, the Certificateholders' Principal Distribution Amount.

          All distributions made to the Noteholders of a Class or the Certificateholders on each Distribution Date shall be made on a pro rata basis among the Noteholders of such Class and Certificateholders of record as of the related Record Date based upon the Outstanding Amount of such Class (or, with respect to payments of principal on such Class of Notes, the applicable Principal Factor with respect to such Class) or percentage interest of Certificates so owned.

          SECTION 5.6. Reserve Account. (a) On the Closing Date, the Transferor shall deposit the Reserve Account Initial Deposit into the Reserve Account.

          (b) If the amount on deposit in the Reserve Account on any Quarterly Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Quarterly Distribution Date) is greater than the then applicable Specified Reserve Account Balance, the Administrator shall instruct the Indenture Trustee in writing to withdraw such excess from the Reserve

Account and (A) to deposit into the Note Distribution Account, an amount equal to the lesser of such excess and the amount described in Section 5.5(e)(iii) for such Distribution Date (to the extent not otherwise paid to the Note Distribution Account on such Distribution Date), (B) to deposit into the Note Distribution Account the lesser of such excess (after giving effect to clause
(A) above) and any amounts required to be paid by the Transferor or the Master Servicer pursuant to Section 3.2 or 4.5 as a result of breaches of representations and warranties made in Section 3.1, 4.1, 4.2, 4.3 or 4.4 to the extent the Transferor or the Master Servicer has not made such payments within the required time period, and (C) to distribute the remaining amount of such excess (after giving effect to clauses (A) and (B) above) to the Transferor. Amounts properly distributed pursuant to this paragraph (b) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Transferor shall in no event thereafter be required to refund any such distributed amounts.

          (c) Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, Certificateholders, the Master Servicer or the Administrator and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Transferor. The Transferor shall in no event be required to refund any amounts properly distributed pursuant to this
Section 5.6(c).

          (d) (i) In the event that on any Quarterly Distribution Date (and with respect to Section 5.5(c)(i), the 25th day of each month, or if such day is not a Business Day the next succeeding Business Day), any amounts to be distributed as calculated pursuant to Section 5.5(c)(i)-(v) exceed the amount on deposit in the Expense Account available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account the lesser of such excess and the amount on deposit in the Reserve Account (after giving effect to each withdrawal in the order specified in Section 5.5(c)(i)-(v)) and deposit such withdrawn amount in the Expense Account for distribution as provided in Section 5.5.

          (ii) In the event that the sum of the Noteholders' Distribution Amount and the Trust Swap Payment for a Distribution Date exceeds the amount in the Note Distribution Account for such Distribution Date available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account an amount equal to the lesser of such excess, and the amount on deposit in the Reserve Account, (after giving effect to paragraph (d)(i) above), and deposit such withdrawn amount into the Note Distribution Account for distribution as provided in Section 5.5.

          (iii) In the event that the Certificateholders' Distribution Amount for a Distribution Date exceeds the amount for such Distribution Date available for such purposes, the Administrator shall instruct the Indenture Trustee on such Distribution Date to withdraw from the Reserve Account an amount equal to the lesser of such excess, and the amount on deposit in the Reserve Account (after giving effect to paragraphs (d)(i) and (d)(ii) above), and to deposit such withdrawn amount in the Certificate Distribution Account for distribution as provided in Section 5.5.

          SECTION 5.7. Statements to Certificateholders and Noteholders. On each Determination Date preceding a Distribution Date, the Master Servicer or the Administrator shall provide to the Indenture Trustee with a copy to the Rating Agencies (for the Indenture Trustee to forward on such succeeding Distribution Date to each Noteholder of the applicable Class of record and to the Eligible Lender Trustee for the Eligible Lender Trustee to forward on such succeeding Distribution Date to each Certificateholder (if such Certificateholder is not the Transferor) of record, a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information with respect to such Distribution Date or the preceding Collection Period or Collection Periods, to the extent applicable:

        (i) the Principal Factor for each Class of Notes;

       (ii) the amount of the distribution allocable to principal on each Class of Notes;

      (iii) the amount of the distribution allocable to interest on each Class of Notes and on the Certificates, together with the interest rates applicable with respect thereto (indicating, in the case of the LIBOR Rate Notes, whether such interest rates are based on One-Month LIBOR or on the Net Loan Rate, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

       (iv) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

        (v) the Pool Balance as of the close of business on the last day of each preceding Collection Period since the prior Distribution Date;

        (vi) the aggregate outstanding principal amount of each Class of Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (ii) above;

       (vii) the amount of the Servicing Fee, the Administration Fee, the Indenture Trustee Fee and the Eligible Lender Trustee Fee to be allocated on the upcoming Distribution Date;

      (viii) the amount of the aggregate Realized Losses, if any, for each Collection Period since the last Distribution Date and the aggregate amount, if any, received (stated separately for interest and principal) received during such Collection Periods relating to Financed Student Loans for which a Realized Loss was previously allocated;

        (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Distribution Date, the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Percentage Payments;

        (x) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date);

        (xi) during the Exchange period only, the aggregate Issuer Consolidation Payments and Adjustment Payments, stated separately, for each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date); and

        (xii) the number and principal amount of Financed Student Loans, as of the end of each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date), that are (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantor and which are awaiting payment.

          5.8. Expense Account. The Administrator shall instruct the Indenture Trustee to deposit funds into, and withdraw funds from, the Expense Account as set forth in Sections 5.5 and 5.6. Any funds remaining in the Expense Account upon termination of the Trust shall be distributed to the Master Servicer as additional servicing compensation.

          5.9. Note Distribution Account and Certificate Distribution Account. The Administrator shall instruct the Indenture Trustee and the Eligible Lender Trustee to deposit funds into, and withdraw funds from, the Note Distribution Account and the Certificate Distribution Account, as applicable, as set forth in Sections 5.5, 5.6 and 5.10.

          5.10. Monthly Advances. If the Master Servicer has applied for a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Determination Date relating to such Distribution Date, in its sole discretion, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). Such Monthly Advances are recoverable by the Master Servicer (i) first, from the Guarantee Payment, Interest Subsidy Payment or Special Allowance Payment, as the case may be, for which such Monthly Advance was made and (ii) second, if such amounts have not been received, from collections received generally on or with respect to the Financed Student Loans. The Master Servicer shall have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance shall not create any obligation on the Master Servicer, legal or otherwise, to make any future Monthly Advances.

          5.11. Certificate Interest. During the initial Interest Period, the Certificates shall bear interest at the Certificate Initial Rate. Thereafter, the Certificates shall bear interest during each applicable Interest Period at the Certificate Rate.

          During each Interest Period, interest at the Certificate Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          The Master Servicer shall calculate One-Month LIBOR on each Rate Determination Date and shall notify the Eligible Lender Trustee and the Indenture Trustee of One-Month LIBOR. The determination by the Master Servicer of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties.

                                   ARTICLE VI

                     The Transferor and the Master Servicer

          SECTION 6.1. Representations of Transferor and Master Servicer. The Transferor and Master Servicer make the following representations with respect to the Transferor and the Master Servicer, respectively, on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to this Agreement. The representations speak as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Exchange Date, in the case of the Exchanged Student Loans transferred on such Exchange Date, but shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. Each of the Transferor and the Master Servicer is duly organized and validly existing as a national banking association with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Master Servicer or Transferor, as the case may be, or their ability to consummate the transaction contemplated by the Basic Documents and the Transferor had at all relevant times, and has, the power, authority and legal right to originate, acquire and own the Financed Student Loans and the Master Servicer had at all relevant times, and has the power, authority and legal right to service the Financed Student Loans.

          (b) Due Qualification. The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business (including the servicing of the Financed Student Loans for which it acts as Primary Servicer as required by this Agreement) shall require such qualifications except for such licenses and approvals the absence of which would not have a material adverse effect on the Master Servicer or its ability to consummate the transactions contemplated by the Basic Documents.

          (c) Power and Authority. Each of the Transferor and the Master Servicer has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has requisite corporate power and authority to transfer and assign the property to be contributed and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Transferor has duly authorized such transfer and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action on Transferor's part; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor and the Master Servicer by all necessary corporate action on their respective parts.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor and the Master Servicer, enforceable against the Transferor and the Master Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not violate, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Transferor or the Master Servicer, or any material indenture, agreement or other material instrument to which the Transferor or the Master Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of either the Transferor or the Master Servicer, any material order, rule or regulation applicable to it of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or the Master Servicer or its properties.

          (f) No Proceedings. There are no proceedings or investigations pending against the Transferor or the Master Servicer or, to its best knowledge, threatened against the Transferor or the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by either the Transferor or the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or State income tax attributes of the Issuer, the Notes or the Certificates.

          (g) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by either the Transferor or the Master Servicer in connection with the execution and delivery by either the Transferor or the Master Servicer of this Agreement and the performance by either the Transferor or the Master Servicer of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes and the Certificates for which no representation or warranty is being given.

          (h) No Amendment or Waiver. Except as provided in Section 4.14, no provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform in any material respect to the other warranties contained in this Section or those of the Transferor contained in Section 3.1.

          (i) Location of Financed Student Loan Files. The Financed Student Loan Files are kept in accordance with Section 3.4(b).

          SECTION 6.2. Existence. Except as permitted by Section 6.5, during the term of this Agreement, each of the Transferor and the Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization.

          SECTION 6.3. Liability and Indemnities. (a) Each of the Transferor and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor and the Master Servicer, as the case may be, under this Agreement.

          (b) The Transferor shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein (except (i) taxes arising out of fees paid to the Eligible Lender Trustee or the Indenture Trustee, (ii) arising out of the transfer of the Financed Student Loans to the Eligible Lender Trustee, (iii) taxes arising out of the issuance and sale of the Certificates and the Notes,
(iv) taxes arising out of the ownership of the Financed Student Loans (including, without limitation, income taxes), and (v) taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

          (c) The Transferor shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Transferor's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates; provided, however, the Transferor shall not be liable for any such costs, expenses, losses, claims, damages and liabilities imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

          (d) The Transferor shall indemnify, defend and hold harmless the Eligible Lender Trustee and its officers, directors, employees and agents from and against, all reasonable costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Eligible Lender Trustee hereunder and under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee, (ii) shall arise from any breach by the Eligible Lender Trustee of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by the Eligible Lender Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

          (e) The Transferor shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Transferor's responsibilities pursuant to the parenthetical in paragraph (b) above).

          (f) Pursuant to Section 6.7 of the Indenture, and subject to the limitations therein, the Transferor shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in the Indenture. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Transferor be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Transferor has been advised of the possibility of such damages.

          (g) The Master Servicer shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, and the Noteholders and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance or bad faith on the part of the Master Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, the Master Servicer shall not be liable for any such costs, expenses, losses, claims, damages and liabilities imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in this Agreement. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the Master Servicer (including acts of God, acts of war, severe weather, communications failures or failures to receive electronic data or labor disputes or strikes, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Master Servicer be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Master Servicer has been advised of the possibility of such damages.

          (h) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor or the Master Servicer, as the case may be, shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor or the Master Servicer, as the case may be without interest.

          (i)  Promptly after receipt by an indemnified party under this
Section 6.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.3, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6.3., except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          The indemnified party will not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

          SECTION 6.4.  [Reserved]

          SECTION 6.5. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor, the Administrator or the Master Servicer. Any Person (a) into which the Transferor, the Administrator or the Master Servicer, as the case may be, may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor, the Administrator or the Master Servicer, as the case may be, shall be a party or (c) which may succeed to the properties and assets of the Transferor, the Administrator or the Master Servicer, as the case may be, substantially as a whole, shall be the successor to the Transferor, the Administrator or the Master Servicer, as the case may be, without the execution or filing of any document or any further act by any of the parties to this Agreement or the Administration Agreement; provided, however, that each of the Transferor, the Administrator and the Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Transferor, Administrator or Master Servicer, as the case may be, if other than PNC Bank, National Association or a PNC Subsidiary or PNC Bank Corp., executes an agreement of assumption to perform every obligation of the Transferor, the Administrator or the Master Servicer, as the case may be, under this Agreement and the Administration Agreement, (ii) immediately after giving effect to such transaction, no Master Servicer Default (in the case of the Master Servicer) or no Administrator Default (in the case of the Administrator) shall have occurred and be continuing, (iii) the Transferor, the Administrator or the Master Servicer, as the case may be, if other than PNC Bank National Association or a PNC Subsidiary or PNC Bank Corp. shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer relating to its tax classification, or to the Noteholders, considered as a whole, relating to a change in the characterization of the Notes and (v) unless "PNC Bank, National Association" is the surviving entity or name, the Transferor, the Administrator or the Master Servicer, as the case may be, shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Nothing in this Agreement or any other Basic Document shall be deemed to restrict or prohibit, and no consent of Noteholders or Certificateholders, supplemental agreement, Officer's Certificate (except to the extent provided in clause (12) below of this Section 6.5) or Opinion of Counsel (except to the extent provided in clause (v) above of this Section 6.5) shall be required in the case of, the merger of a PNC Subsidiary with a PNC Subsidiary or PNC Bank Corp., the consolidation of a PNC Subsidiary and a PNC Subsidiary or PNC Bank Corp., or the sale or other disposition of all or substantially all of the assets of a PNC Subsidiary to another PNC Subsidiary or PNC Bank Corp., if, in any such case in which the surviving, resulting or acquiring entity is not PNC Bank Corp., PNC Bank Corp. would own, directly or indirectly, at least eighty percent (80%) of the voting securities of the PNC Subsidiary surviving such merger, resulting from such consolidation or acquiring such assets. For the purpose of this Section 6.5, "PNC Subsidiary" means each of (1) PNC Bank, National Association, (2) PNC Bank, Ohio, National Association, (3) PNC Bank, Kentucky, Inc., (4) PNC Bank, Indiana, Inc., (5) PNC Bank, Delaware, (6) PNC National Bank of Delaware, (7) PNC National Bank, (8) PNC Mortgage Bank, N.A., (9) PNC Bank, New England, (10) PNC Bank FSB, (11) any other banking subsidiaries of PNC Bank Corp. the consolidated assets of which constitute twenty percent (20%) or more of the consolidated assets of PNC Bank Corp. and its consolidated subsidiaries, (12) any other banking subsidiary of PNC Bank Corp. designated as a PNC Subsidiary pursuant to a Board Resolution and set forth in an Officer's Certificate delivered to the Eligible Lender Trustee and the Indenture Trustee, and (13) any subsidiary of PNC Bank Corp. that owns, directly or indirectly any voting securities, or options, warrants or rights to subscribe for or purchase voting securities of any PNC Subsidiary under clauses (1) through (12), and in the case of each of clauses (1) through (13) their respected successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any successor is a banking subsidiary (in the case of clauses 1 through 12)) or a subsidiary (in the case of clause (13)) of PNC Bank Corp. References to PNC Bank Corp. include any name change. "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of PNC Bank Corp. to have been duly adopted by the Board of Directors of PNC Bank Corp., or such committee of the Board of Directors or officers of PNC Bank Corp. to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Eligible Lender Trustee and the Indenture Trustee.

          SECTION 6.6. Limitation on Liability of Transferor, Master Servicer and Others. (a) The Transferor, the Master Servicer and any director or officer or employee or agent of either may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (b) Neither the Transferor, the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders, the Certificateholders, any Counterparty, the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement or the Administration Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Transferor or Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under this Agreement or the Administration Agreement.

          Except as provided in this Agreement, the Transferor and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Transferor or the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement or the Administration Agreement and the Noteholders under the Indenture.

          SECTION 6.7. Transferor May Own Certificate or Notes. The Transferor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Transferor or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

          SECTION 6.8. Master Servicer Not to Resign. Subject to the provisions of Section 6.5, PNC Bank, National Association shall not resign from the obligations and duties imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of PNC Bank, National Association in accordance with Section 8.2.


                                  ARTICLE VII

                               The Administrator

          SECTION 7.1. Representations of the Administrator. The Administrator makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to this Agreement. The representations speak as of the Closing Date, in the case of the Initial Financed Student Loans, and as of the applicable Exchange Date, in the case of the Exchanged Student Loans being transferred on such Exchange Date, but shall survive the contribution, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a national banking association with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted except for such power and authority the absence of which would not have a material adverse effect on the Administrator or its ability to consummate the transactions contemplated by the Basic Documents, and had at all relevant times, and has, the power, authority and legal right, to administer the Financed Student Loans.

                   (b) Power and Authority of the Administrator. The Administrator has the requisite corporate power and authority to execute and deliver this Agreement and the Administration Agreement and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Administration Agreement have been duly authorized by the Administrator by all necessary corporate action on its part.

                   (c) Binding Obligation. This Agreement and the Administration Agreement each constitutes a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC or and subject to general principles of equity.

                   (d) No Violation. The consummation of the transactions contemplated by this Agreement and the Administration Agreement and the fulfillment of the terms hereof or thereof do not violate, result in any breach of any of the terms and provisions of, nor constitute (with or without notice of lapse of time or both) a default under, the articles of incorporation or by-laws of the Administrator, or any material indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Administrator, any material order, rule or regulation applicable to it of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

                   (e) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or the Administration Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Administration Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement or the Administration Agreement.

                   (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in its capacity as the Administrator in connection with the execution and delivery by the Administrator of this Agreement or the Administration Agreement and the performance by the Administrator in its capacity as the Administrator of the transactions contemplated by this Agreement or the Administration Agreement, have been duly obtained, effected or given and are in full force and effect.

          SECTION 7.2. Liability and Indemnities. (a) The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement or the Administration Agreement.

          The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person.

          Except as provided in this Agreement or the Administration Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement and the Administration Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

          (b) The Administrator shall indemnify, defend and hold harmless from its funds, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Noteholders and the Certificateholders and the officers, directors, employees and agents of the Issuer, the Eligible

Lender Trustee, Indenture Trustee, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or the Administration Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or the Administration Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance or bad faith on the part of the Administrator is established by a court of law, by an arbitrator or by way of settlement agreed to by the Administrator. Notwithstanding the foregoing, if the Administrator is rendered unable, in whole or in part, by a force outside the control of the Administrator (including acts of God, acts of war, severe weather, communications failures or failures to receive electronic data or labor disputes or strikes, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Administrator shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Administrator remains unable to perform such obligation as a result of such event; provided, however, the Administrator shall not be liable for any such costs, expenses, losses, claims, damages and liabilities imposed upon such Person to the extent that they arise out of or result from such Person's negligence, willful malfeasance or bad faith or a breach of the representations and warranties of such Person in this Agreement or the Administration Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Administration Agreement, in no event shall the Administrator be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Administrator has been advised of the possibility of such damages.

                   (c) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Administrator without interest.

          (d)  Promptly after receipt by an indemnified party under this
Section 7.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7.2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7.2., except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          The indemnified party may not, without the prior written consent of the indemnifying party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in which indemnification may be sought hereunder.

          SECTION 7.3. Administrator Not to Resign. Subject to the provisions of Section 6.5, PNC Bank, National Association shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of PNC Bank, National Association in accordance with Section 8.2.

          SECTION 7.4. Additional Services. Notwithstanding anything in the Administration Agreement to the contrary, the Administrator is authorized and directed to prepare, execute on behalf of the Trust in its capacity as Administrator, and file any and all reports required to be filed under the Exchange Act by the Trust as a result of the registration of the Notes under the Securities Act. The Trust hereby ratifies and confirms as actions of the Trust the execution by the Administrator on behalf of the Trust of the Registration Statement on Form S-3, Registration No. 333-25433-01, and each amendment thereto, and any related correspondence with Securities and Exchange Commission, the Current Report on Form 8-K dated as of June 19, 1997, and the Letter of Representations to The Depository Trust Company with respect to the Notes.

          SECTION 7.5. Amendment to Administration Agreement. Any reference to "Majority Noteholder" contained in the Administration Agreement shall have no force and effect.

                                  ARTICLE VIII

                                    Default

          SECTION 8.1. Master Servicer Default; Administrator Default. (a) If any one of the following events (a "Master Servicer Default") shall occur and be continuing:

                   (1) any failure by the Master Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any payment required by the Basic Documents or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator or the Eligible Lender Trustee any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for three Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

                   (2) any failure by the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders and Certificateholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee, or the Administrator or
  (B) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders, representing not less than 25% of the Outstanding Amount of the Notes or

                   (3) an Insolvency Event occurs with respect to the Master Servicer; or

                   (4) any limitation, suspension or termination by the Department of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service the Financed Student Loans;

then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, the Indenture Trustee or the Noteholders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 6.3 hereof) of the Master Servicer under this Agreement. On or after the receipt by the

Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 8.2, and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Financed Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Financed Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Financed Student Loan Files from a current Master Servicer to the successor Master Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

          Notwithstanding the termination of the Master Servicer and the engagement of a successor Master Servicer, each Servicer shall continue to serve in its capacity as Servicer or subservicer, unless it is in breach of the related Servicing or Subservicing Agreement.

          (b) Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

                   (1) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

                   (2) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement, the Administration Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders representing not less than 25% of the Outstanding Amount of the Notes;

                   (3) an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, the Indenture Trustee or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Sections 6.3 and 7.2 hereof) of the Administrator under this Agreement and the Administration Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement and the Administration Agreement, whether with respect to the Notes, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement and the Administration Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement and the Administration Agreement to reflect such succession as


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

Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

          SECTION 8.2. Appointment of Successor. (a) Upon receipt by the Master Servicer or the Administrator, as the case may be, of notice of termination pursuant to Section 8.1, or the resignation by the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement, the predecessor Master Servicer or the Administrator, as the case may be, shall continue to perform its functions as Master Servicer or Administrator, as the case may be, under this Agreement and the Administration Agreement, as the case may be, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer or Administrator, as the case may be, shall become unable to act as Master Servicer or Administrator, as the case may be, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Master Servicer or the Administrator, as the case may be, the Issuer shall appoint a successor Master Servicer or Administrator, as the case may be, acceptable to the Indenture Trustee, and the successor Master Servicer or Administrator, as the case may be, shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator, as the case may be, has ceased to act as Master Servicer or Administrator, as the case may be, in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or Administrator, as the

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


case may be, and the Indenture Trustee shall be entitled to the Master Servicing Fee or the Administration Fee, as the case may be in accordance with the provisions of the Basic Documents. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

          (b) Upon appointment, the successor Master Servicer or Administrator, as the case may be (including the Indenture Trustee acting as successor Master Servicer or Administrator as the case may be), shall be the successor in all respects to the predecessor Master Servicer or Administrator, as the case may be, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Master Servicer or Administrator, as the case may be, and shall be entitled to an amount agreed to by such successor Master Servicer or Administrator as the case may be, in accordance with the provisions of the Basic Documents (which shall not exceed the Master Servicing Fee or Administration Fee, as the case may be, unless such compensation arrangements will not result in a downgrading of the Notes by any Rating Agency) and all the rights granted to the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions of this Agreement.

          (c) Neither the Master Servicer nor the Administrator may resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer or Administrator, as the case may be, pursuant hereto shall be entitled to resign to the extent a qualified successor Master Servicer or Administrator, as the case may be, has been appointed and has assumed all the obligations of the Master Servicer or Administrator, as the case may be, in accordance with the terms of this Agreement and the other Basic Documents.

          (d) Any successor Master Servicer shall assume all the obligations and responsibilities of the Master Servicer under each Subservicing Agreement with a Servicer and shall only be able to modify or terminate such Subservicing Agreements pursuant to the provisions thereof.

          SECTION 8.3. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Master Servicer or Administrator, as the case may be, pursuant to this Article VIII, the Eligible Lender Trustee shall give prompt written notice thereof to

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

Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

          SECTION 8.4. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Master Servicer or Administrator, as the case may be, in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default or Administrator Default, as the case may be, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX

                                  Termination

          SECTION 9.1. Termination. (a) Optional Purchase of All Financed Student Loans. As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 5% or less of the Initial Pool Balance and the Outstanding Amount of the Fixed Rate Notes has been reduced to zero, the Transferor shall have the option to purchase the Indenture Trust Estate, other than the Trust Accounts; provided, however, that unless Moody's agrees otherwise, the Transferor may not effect any such purchase as long as the rating of its unsecured long-term debt obligations is less than Baa3 by Moody's, unless the Eligible Lender Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Transferor shall deposit pursuant to Section 5.4 in the Collection Account an amount equal to the aggregate Purchase Amount for the Financed Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Transferor, the Eligible Lender Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Transferor may not effect such purchase if the aggregate

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

Purchase Amount to be so deposited in the Collection Account does not equal or exceed an amount equal to the sum of (x) the unpaid principal balance of the Notes plus accrued and unpaid interest thereon at the related Class Interest Rate to the last day of the Collection Period during which such purchase occurs and (y) the unpaid Transaction Fees, if any.

          (b)  Auction of Financed Student Loans.  Any Financed Student
Loans remaining in the Trust as of the end of May 1, 2007 will be offered for sale by the Indenture Trustee on or prior to the July 2007 Distribution Date. The Transferor, its Affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date or (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Distribution Date to zero and (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date and pay to the Counterparties any Trust Swap Payments payable on such Distribution Date, if any (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date and pay any Trust Swap Payments. The proceeds of any sale will be applied in the order and priority set forth in 5.4(b) of the Indenture. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above.

          (c) Insolvency of Transferor. Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Master Servicer shall instruct the Indenture Trustee to deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the applicable Distribution Date, or, if such proceeds are not so deposited on a Distribution Date, on the first Distribution Date following the date on which the Insolvency Proceeds are deposited in the Collection Account, the Master Servicer shall instruct the Indenture Trustee to make the following distributions (after the application on such Distribution Date of the amount of Available Funds and amounts on deposit in the Reserve Account pursuant to Sections 5.5

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

(other than pursuant to Section 5.5(a)(ii)) and 5.6) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

       (i) to the Department, the Indenture Trustee and the Eligible Lender Trustee, any unpaid Consolidation Loan Fees, Indenture Trustee Fees and any unpaid Eligible Lender Trustee Fees, respectively, and other amounts owed the Indenture Trustee or the Eligible Lender Trustee hereunder or under any other Basic Document and not otherwise paid on such Distribution Date;

       (ii) to each Class of Class A Noteholders and the Counterparties, pro rata based upon the portion thereof allocable to each such Class and the Counterparties, any portion of the Noteholders' Interest Distribution Amount applicable to the Class A Noteholders and the Trust Swap Payment, if any, allocable to the Counterparties, not otherwise distributed to such Class A Noteholders and the Counterparties on such Distribution Date;

       (iii) to each Class of Class A Noteholders, pro rata based upon the Outstanding Amount of such Class (after giving effect to the reduction in the Outstanding Amount of such Class resulting from the distributions to such Class on such Distribution Date and on prior Distribution Dates) until the Outstanding Amount of each Class of Class A Notes has been reduced to zero;

       (iv) to the Class B Noteholders, any portion of the Noteholders' Interest Distribution Amount applicable to the Class B Noteholders not otherwise distributed to the Class B Noteholders on such Distribution Date;

       (v) after the Outstanding Amount of the Class A Notes has been reduced to zero, to the Class B Noteholders, the Outstanding Amount of the Class B Notes (after giving effect to the reduction in the Outstanding Amount of the Notes resulting from the distributions to Noteholders on such Distribution Date and on prior Distribution Dates);

       (vi) to the Master Servicer, any unpaid Servicing Fee and other amounts owed to the Master Servicer hereunder or under any other Basic Document and not otherwise paid on such Distribution Date;

       (vii) to the Class A-8 Noteholders and the Class A-9 Noteholders, any portion of the Noteholders' Interest Carryover applicable to any such Class the respective Class

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

  of Class A Notes, pro rata based upon the portion thereof allocable to each such Class not otherwise distributed to the Class A Noteholders on such Distribution Date;

       (viii) to the Class B Noteholders, any portion of the Noteholders' Interest Carryover applicable to the Class B Noteholders not otherwise distributed to the Class B Noteholders on such Distribution Date;

       (ix) to the Counterparties, any portion of the Swap Termination Payments, if any, not otherwise distributed to the Counterparties on such Distribution Date.

       (x) to the Certificateholders, any portion of the Certificateholders' Interest Distribution amount not otherwise distributed to the Certificateholders on such Distribution Date; and

       (xi) to the Certificateholders, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the distributions to Certificateholders on such Distribution Date).

Any investments on deposit in the Reserve Account which will not mature on or before the Distribution Date when needed shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Business Day preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Transferor.

          (d) Notice. Notice of any termination of the Trust shall be given by the Administrator to the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Administrator has received notice thereof.

          (e) Succession. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.6(b) and the Eligible Lender Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.


                                   ARTICLE X

                                   [Reserved]

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
                                   ARTICLE XI

                                 Miscellaneous

          SECTION 11.1. Amendment. (a) This Agreement may be amended by the Transferor, the Master Servicer and the Eligible Lender Trustee, with the prior consent of the Indenture Trustee (which consent shall not be unreasonably withheld) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

          (b) This Agreement may also be amended from time to time by the Transferor, the Master Servicer and the Eligible Lender Trustee, with the prior consent of the Indenture Trustee, the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders, the Certificateholders or any Counterparty or
(b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders and the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders and the Counterparties affected thereby.

          (c)  Promptly after the execution of any amendment pursuant to clause
(b) above, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

          (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

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

          (e) Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(1). The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

        Notwithstanding anything to the contrary contained in this Section 11.1, neither this Agreement nor the Indenture may be amended unless such amendment satisfies the Rating Agency Condition.

          SECTION 11.2. Protection of Interests in Trust. (a) The Transferor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee file- stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Transferor nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section
9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) Each of the Transferor and the Master Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from

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

which it shall service Financed Student Loans, and its principal executive office, within the United States of America.

          (d) The Master Servicer shall maintain, or cause the Servicers to maintain, accounts and records as to each Financed Student Loan for which it is the Primary Servicer (or provide access to such accounts and records being serviced by a Servicer) accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Financed Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Financed Student Loan.

          (e) The Master Servicer shall cause each Subcustodian to maintain its computer systems so that, from and after the time of transfer under this Agreement of the Financed Student Loans, each Subcustodian's master computer records (including any backup archives) that refer to a Financed Student Loan shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Financed Student Loan and that such Financed Student Loan has been assigned by the Transferor to the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Financed Student Loan shall be deleted from or modified on the applicable Subcustodian's computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

          (f) If at any time the Transferor shall propose to contribute, grant a security interest in, or otherwise transfer any interest in Financed Student Loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give notice to such prospective purchaser, lender or other transferee that such Financed Student Loan has been assigned to the Issuer and has been pledged to the Indenture Trustee.

          (g) Upon reasonable notice, the Master Servicer shall permit the Indenture Trustee and its agents once each calendar year (unless there is a Servicer Default, in which case at any time) during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Financed Student Loan.

          (h) Upon request at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents,

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

the Master Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee, within twenty Business Days, a list of all Financed Student Loans (by borrower social security number and date of issuance) then held as part of the Trust, and a comparison of such list to the list of the Initial Financed Student Loans set forth in Schedule A as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

          (i) The Transferor shall deliver to the Eligible Lender Trustee and the Indenture Trustee:

                   (1) promptly after the execution and delivery of this Agreement and of each amendment thereto an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                   (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6 of the Indenture.

          Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action

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

necessary to be taken in the following year to preserve and protect such interest.

          (j) The Administrator shall file all reports with respect to the Notes and the Certificates as may be required by the Commission or state securities authorities.

          SECTION 11.3. Notices. All demands, notices and communications upon or to the Transferor, the Master Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee under this Agreement shall be in writing, personally delivered or mailed by certified mail or overnight courier, return receipt requested or overnight courier (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Transferor, the Master Servicer or Administrator, two copies, one to PNC Bank, National Association, 2600 Liberty Avenue, Suite 200, Pittsburgh, Pennsylvania 15222, Attention: John Peters; facsimile: (800) 300-2213, with a copy to PNC Bank, National Association, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Helen Pudlin, Esq.; Senior Vice President and General Counsel; facsimile (412) 762-5920 (b) in the case of the Issuer or the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee, (c) in the case of the Indenture Trustee, at its Corporate Trust Office; (d) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Structured Finance Department / Student Loans (telephone: (212) 553 0300; facsimile: (212) 553
4792), (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Service, 25 Broadway (20th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department (telephone: (212) 208 8000; facsimile: (212) 412
0225), (f) in the case of Fitch, to Fitch Investors Services, L.P., One State Street Plaza, New York, New York 10004, Attention: Municipal Structured Finance Group (telephone: (212) 908-0500 facsimile: (212) 480-4421) or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 11.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.12 and in Section 6.5 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Transferor or the Master Servicer. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

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
          SECTION 11.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Master Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Certificateholders, the Indenture Trustee and the Noteholders as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 11.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 11.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.10. Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Financed Student Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

          SECTION 11.11.  Nonpetition Covenants.   Notwithstanding any prior
termination of this Agreement, the Master Servicer, the Administrator and the Transferor shall not, prior to the date that is one year after the termination of this
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
Agreement, with respect to the Issuer acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 11.12. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

          Notwithstanding any provision in this Agreement or the Basic Documents, nothing in such Agreement and Basic Documents shall be construed to limit the Eligible Lender Trustee's responsibility to the U.S. Secretary of Education or a Guarantor in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Trust, pursuant to 34 CFR 682.203(b) or any successor provision thereto.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           PNC STUDENT LOAN TRUST I

                                           By: THE FIRST NATIONAL BANK OF
                                               CHICAGO, not in its individual
                                               capacity but solely as Eligible
                                               Lender Trustee on behalf of the
                                               Trust


                                           By: /s/ Steve M. Husbands
                                               ----------------------
                                               Name:  Steve M. Husbands
                                               Title: Assistant Vice President


                                           PNC BANK, NATIONAL ASSOCIATION
                                           Transferor, Master Servicer
                                           and Administrator


                                           By: /s/ Bryan W. Ridley
                                               -----------------------
                                               Name:  Bryan W. Ridley
                                               Title: Senior Vice President

Acknowledged and accepted
as of the day and year
first above written:

BANKERS TRUST COMPANY, not
in its individual capacity
but solely as Indenture Trustee

By: /s/ Linda A. Rakolta
    ----------------------
   Name:  Linda A. Rakolta
   Title: Vice President

                                                                      APPENDIX A
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT

                             DEFINITIONS AND USAGE

                                     Usage

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                  (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                  (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

                  (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

                  (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                  Definitions

                  "Act" has the meaning specified in Section 11.3(a) of the Indenture.

                  "Adjustment Payments" has the meaning set forth in Section 2.3(e) of the Transfer and Servicing Agreement.

                  "Administration Agreement" means the Administration Agreement dated as of March 27, 1997, among the Issuer, the Indenture Trustee and the Administrator, as amended from time to time.

                  "Administration Fee" has the meaning specified in Section 3 of the Administration Agreement.

                  "Administrator" means PNC Bank, National Association, in its capacity as administrator of the Issuer and the Financed Student Loans, or any successor as Administrator under the Transfer and Servicing Agreement.

                  "Administrator Default" has the meaning specified in Section 8.1(b) of the Transfer and Servicing Agreement.

                  "Administrator's Certificate" means an Officer's Certificate of the Administrator delivered pursuant to Section 4.7 of the Transfer and Servicing Agreement, substantially in the form of Exhibit C thereto and as the Administrator and the Indenture Trustee may agree.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AFSA" means the AFSA Data Corporation.

                  "Authenticating Agent" means the Person appointed by the Indenture Trustee at the request of the Issuer as Authenticating Agent for the Notes pursuant to Section 2.3(8) of the Indenture, and any successor Authenticating Agent for the Notes.

                  "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to or to be acted upon by the Transferor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to a Servicer, any officer of such Servicer who is authorized to act for such Servicer in matters relating to or to be acted upon by such Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by such Servicer to the Indenture Trustee, on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Funds" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the

Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; (vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to Section 3.2 or
Section 4.5, respectively, of the Transfer and Servicing Agreement (vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period and (viii) Investments Earnings for such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the Transferor, and amounts used to reimburse the Master Servicer for Monthly Advances pursuant to Section 5.4 of the Transfer and Servicing Agreement. For any Distribution Date the term Available Funds also includes any Counterparty Swap Payments received with respect to such Distribution Date.

                  "Basic Documents" means the Trust Agreement, the Master Indenture, the Terms Supplement, the Transfer and Servicing Agreement, the Administration Agreement, the Note Depository Agreement, the Guarantee Agreements, the Underwriting Agreement and other documents and certificates delivered in connection with any thereof and all amendments and supplements thereto.

                  "Benefit Plan" means any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity.

                  "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be through book entries by a Securities Depository as described in Section 2.14 of the Indenture.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or banking institutions or trust companies in New York are authorized or obligated by law, regulation or executive order to remain closed.

                  "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

                  "Certificate Balance" equals, initially, the Initial Certificate Balance and, thereafter, equals the Initial Certificate Balance reduced by all amounts previously distributed to Certificateholders as principal. In determining whether the Certificateholders which hold Certificates representing the requisite Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, the Certificate Balance shall not include the principal balance of Certificates owned by the Transferor or any Affiliate of the Transferor.

                  "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Certificate Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

                  "Certificate Initial Rate" means 7.1875% per annum.

                  "Certificate Rate" means One-Month LIBOR plus 1.50%.

                  "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders# Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

                  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Quarterly Distribution Date, the excess, if any, of
(i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Quarterly Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to such Certificateholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to such Certificateholders, to the extent permitted by law, at the related Certificate Rate from such preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

                  "Certificateholders' Interest Distribution Amount" means, with respect to Quarterly Distribution Date, the sum of (i) the amount of interest accrued at One-Month LIBOR plus 1.50% per annum for each related Interest Period since the last Quarterly Distribution Date on the outstanding Certificate Balance on the immediately preceding Quarterly Distribution Date, after giving effect to all distributions of principal to Certificateholders on such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Quarterly Distribution Date.

                  "Certificateholders' Principal Carryover Shortfall" means, as of the close of Quarterly Distribution Date on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Quarterly Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Quarterly Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Quarterly Distribution Date.

                  "Certificateholders' Principal Distribution Amount" means, on each Quarterly Distribution Date on and after the date when the principal balance of each Class of Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the three Collection Periods preceding such Quarterly Distribution Date and (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the Certificates. Further, on the first Quarterly Distribution Date occurring on or after the Quarterly Distribution Date on which the principal balance of the last Outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Quarterly Distribution Date over the amount of principal paid on the Notes on such date.

                  "Class" means any class of Notes.

                  "Class A Notes" means the Class A-1, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class A-7 Notes, Class A-8 Notes and the Class A-9 Notes.

                  "Class A-1 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-1 Asset Backed Notes."

                  "Class A-1 Noteholder" means any Noteholder of the Class A-1 Notes.

                  "Class A-2 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-2 Asset Backed Notes."

                  "Class A-2 Noteholder" means any Noteholder of the Class A-2 Notes.

                  "Class A-3 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-3 Asset Backed Notes."

                  "Class A-3 Noteholder" means any Noteholder of the Class A-3 Notes.

                  "Class A-4 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-4 Asset Backed Notes."

                  "Class A-4 Noteholder" means any Noteholder of the Class A-4 Notes.

                  "Class A-5 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-5 Asset Backed Notes."

                  "Class A-5 Noteholder" means any Noteholder of the Class A-5 Notes.

                  "Class A-6 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-6 Asset Backed Notes."

                  "Class A-6 Noteholder" means any Noteholder of the Class A-6 Notes.

                  "Class A-7 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-7 Asset Backed Notes."

                  "Class A-7 Noteholder" means any Noteholder of the Class A-7 Notes.

                  "Class A-8 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-8 Asset Backed Notes."

                  "Class A-8 Noteholder" means any Noteholder of the Class A-8 Notes.

                  "Class A-9 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-9 Asset Backed Notes."

                  "Class A-9 Noteholder" means any Noteholder of the Class A-9 Notes.

                  "Class B Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Subordinate LIBOR Rate Class B Asset Backed Notes."

                  "Class B Noteholder" means any Noteholder of the Class B
Notes.

                  "Class Initial Rate" means, with respect to any Class of Notes, the rate identified as such in the Terms Supplement.

                  "Class Interest Rate" means, with respect to any Class of Notes, the interest rate determined as set forth in the Terms Supplement.

                  "Closing Date" means June 25, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Collection Period" means, initially, with respect to each of the Initial Financed Student Loans, the period beginning on the day immediately succeeding the applicable Cut-off Date and ending on June 30, 1997, inclusive, and thereafter, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidation Loan" means a Federal Loan designated as such, made by the Transferor to an eligible borrower that represents the refinancing of student loans to such borrower and his or her spouse in accordance with the applicable terms and provisions of the Higher Education Act.

                  "Consolidation Loan Fees" means, as to any Collection Period, an amount accrued during such Collection Period equal to 1.05% per annum of the average outstanding principal balance of the Consolidation Loans owned by the Trust during such Collection Period.

                  "Consolidation Prepayments" means, on any Exchange Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of consolidation loans (provided, however, if an Exchange Date occurs during the month of a Distribution Date, Consolidation Prepayments shall not include amounts received during the month of such Distribution Date).

                  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at Four Albany Street, New York, New York 10006 Attention: Corporate Trust and Agency Group, Structured Finance Group (telephone: (212) 250- 6652; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholder and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Steven Husbands telephone: (312) 407-1892; facsimile (312) 407-1708;] or at such other address as the Eligible Lender Trustee may designate by notice to the

Certificateholders and the Transferor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders and the Transferor).

                  "Counterparty" means any Person who from time to time is a party to a Swap Agreement with the Trust, which Persons are initially Deutsche Bank AG, New York Branch and Morgan Guaranty Trust Company of New York.

                  "Counterparty Swap Payment" means, as to the Swap Agreements, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the aggregate of the amounts accrued during the three Interest Periods immediately preceding such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) on the Notional Amount of the Swap Agreements at the fixed rates set forth therein (calculated on the basis of a year consisting of 12 months of 30 days each) over (ii) the aggregate amounts payable under the Swap Agreements on such Quarterly Distribution Date by the Trust to the Counterparties.

                  "Cut-off Date" means for the Financed Student Loans set forth on (i) Schedule A-1 to the Transfer and Servicing Agreement, the close of business on June 6, 1997 and (ii) Schedule A-2 to the Transfer and Servicing Agreement, the close of business on June 17, 1997.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deferral Phase" means the period during which the related borrower is in school and for certain authorized periods as described in the Higher Education Act.

                  "Definitive Notes" has the meaning specified in Section 2.14 of the Indenture.

                  "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the

         UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "Department" means the United States Department of Education, an agency of the Federal government.

                  "Depositor" means PNC Bank, National Association in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, with respect to any Distribution Date, the fifth Business Day preceding such Distribution Date.

                  "Distribution" means, with respect to any Financed Student Loan, the amount of the monthly remittance payable to the holder of such Financed Student Loan in accordance with its terms.

                  "Distribution Date" means the 25th day of each January, April, July and October (or in the case of the Class A-1 Notes, monthly on the 25th day of each month and on July 20, 1998), or if any such day is not a Business Day, the next succeeding Business Day, in each case commencing July 25, 1997.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An Eligible Deposit Account may not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" means an entity which is an institution whose deposits are insured by the FDIC and the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by Standard & Poor's, A2 or better by Moody's, and if rated by Fitch, "AA" or better by Fitch, or the highest short-term rating by Standard & Poor's, the highest short term rating by Moody's and if rated by Fitch, the highest short term rating by Fitch, and which is either (i)#a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii)#an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii)#a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv)#a principal subsidiary of a bank holding company.

                  "Eligible Investments" As used herein, Eligible Investments shall include the following:

         (1) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (2) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (3) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

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
                  -     Export-Import Bank
                  -     Farm Credit System Financial Assistance Corporation
                  -     Farmers Home Administration
                  -     General Services Administration
                  -     U.S. Maritime Administration
                  -     Small Business Administration
                  -     Government National Mortgage Association (GNMA)
                  -     U.S. Department of Housing & Urban Development (PHA's)
                  -     Federal Housing Administration;

         (4) senior debt obligations rated "AAA" by Standard & Poor's, "Aaa" by Moody's and if rated by Fitch, "AAA" by Fitch issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

         (5) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (6) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and which matures not more than 270 days after the date of purchase;

         (7) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's and if rated by Fitch, "AAA" by Fitch;

         (8) investment agreements acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

         (9) other forms of investments acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

         Notwithstanding anything in this Agreement or the Basic Documents to the contrary, for so long as the Transferor is a Certificateholder, all investments of the Trust shall be made in investments permissible for a national bank.

         The value of the above investments shall be determined as follows:

         a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

         b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Indenture Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

         c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

         d) as to any investment not specified above: the value thereof established by prior agreement between the Issuer, the Administrator and the Indenture Trustee.

                  "Eligible Lender Trustee" means The First National Bank of Chicago not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement, and its successors and assigns in such capacity.

                  "Eligible Lender Trustee Fee" has the meaning specified in
Section 8.1 of the Trust Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" means, with respect to any Exchanged Student Loans, the date specified as such in the related Transfer Agreement.

                  "Exchange Period" means the period commencing on the Closing Date and ending on June 30, 2002.

                  "Exchanged Student Loan" means any Federal Loan transferred to the Eligible Lender Trustee on behalf of the Issuer during the Exchange Period pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "Expense Account" means the account designated as such pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Funds Rate" means, for any date of determination, the Federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such day, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

                  "Federal Loan" means a student loan which is a PLUS Loan, SLS Loan, Consolidation Loan, Stafford Loan or Unsubsidized Stafford Loan.

                  "FHLMC" means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title#III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "Final Maturity Date" means, with respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as provided in the Terms Supplement.

                  "Financed Student Loan" means the Federal Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, as amended or supplemented from time to time by the Master Servicer to accurately reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or other form of electronic media.

                  "Financed Student Loan Files" means the documents specified in Section 3.3 of the Transfer and Servicing Agreement.

                  "Fitch" means Fitch Investors Service, LP.

                  "Fixed Rate Notes" means the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes.

                  "FNMA" means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  "Grace Period" means certain grace periods authorized by the Higher Education Act during which the related borrower's scheduled payments are deferred.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guarantee Agreements" means each agreement entered into between the Eligible Lender Trustee and a Guarantor pursuant to which such Guarantor guarantees payments on Financed Student Loans.

                  "Guarantee Payment" means any payment made by a Guaranty Agency pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

                  "Guarantor" means the Department, the California Student Aid Commission, an agency of the State of California, the Florida Department of Education, an agency of the State of Florida, the Georgia Higher Education Assistance Corporation, a public non-profit corporation, Great Lakes Higher Education Corporation, a public non-profit corporation, the Illinois Student Assistance Commission, an agency of the State of Illinois, the Kentucky Higher Education Assistance Authority, an agency of the Commonwealth of Kentucky, the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of the Treasury, the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey, the New Mexico Student Loan Guarantee Corporation, a New Mexico non-profit corporation, PHEAA and United States Aid Funds, Inc. a Delaware non-profit corporation and their respective successors and assigns.

                  "Guaranty Agency" means any agency which has an agreement with the Department of Education to be a guarantor of Federal Loans.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  "Indenture" means the Master Indenture and the Terms Supplement, each as amended or supplemented from time to time.

                  "Indenture Trust Estate" means all money, instruments, rights and other property that are, from time to time, subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "Indenture Trustee" means Bankers Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture and its successors and assigns in such capacity.

                  "Indenture Trustee Fee" has the meaning specified in Section
6.7 of the Master Indenture, as may be amended pursuant to any amendment to the Terms Supplement.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Master Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

                  "Individual Note" means a Note of an initial principal amount equal to $50,000. A Note of an original principal amount in excess thereof shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $50,000, without regard to fractions.

                  "Initial Financed Student Loans" has the meaning specified in
Section 2.1 of the Transfer and Servicing Agreement.

                  "Initial Certificate Balance" means $1,000, representing the Certificate Balance as of the Closing Date

                  "Initial Pool Balance" means $1,014,231,891, representing the sum of Pool Balance for the Initial Financed Student Loans set forth on Schedule A-1 as of the applicable Cut-off Date and the Pool Balance for the Initial Financed Student Loans set forth in Schedule A-2 as of the applicable Cut-off Date.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Institution of Higher Education" means an institution of higher education as defined under the Higher Education Act (20 U.S.C.A. ##1085(b)).

                  "Interest Period" has the meaning set forth in the Terms Supplement.

                  "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 5.1(b) of the Transfer and Servicing Agreement.

                  "Issuer" means PNC Student Loan Trust I.

                  "Issuer Consolidation Payments" has the meaning set forth in
Section 2.3(f) of the Transfer and Servicing Agreement.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR Determination Date" means, with respect to any Class of Notes or the Certificates for which One-Month LIBOR is being determined other than for the Initial Period, the applicable Rate Determination Date, which must be a Business Day and London Banking Day.

                  "LIBOR Rate" means, with respect to the LIBOR Rate Notes or the Certificates, the related Class Interest Rate or Certificate Rate, as the case may be, that results from a determination based on One-Month LIBOR and is determined as described in the Terms Supplement, the Transfer and Servicing Agreement or the Trust Agreement, as the case may be.

                  "LIBOR Rate Notes" means the Class A-1 Notes, the Class A-8 Notes, the Class A-9 Notes and the Class B Notes.

                  "LIBOR Rate Determination Date" has the meaning set forth in the Terms Supplement.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor or obligations under Subservicing Agreements in effect as of the Closing Date.

                  "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  "Majority Certificateholder" means the holders of more than 50% of the Certificate Balance of the Certificates without regard to the Certificates held by the Depositor.

                  "Master Indenture" means the Indenture dated as of March 27, 1997 and amended on the Closing Date between the Issuer and the Indenture Trustee, as further amended or supplemented from time to time.

                  "Master Servicer" means PNC Bank, National Association, and its permitted successors and assigns, as Master Servicer of the Financed Student Loans under the Transfer and Servicing Agreement.

                  "Master Servicer Default" means an event specified in
Section 8.1(a) of the related Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "Minimum Purchase Price" has the meaning set forth in Section 9.1(b) of the Transfer and Servicing Agreement.

                  "Monthly Advance" means the amount, if any, advanced by the Master Servicer pursuant to Section 5.10 of the Transfer and Servicing Agreement with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Monthly Advance is made.

                  "Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Loan Rate" shall have the meaning set forth in the Terms Supplement.

                  "Notes" means the notes issued by the Issuer pursuant to the Master Indenture and the Terms Supplement.

                  "Note Depository Agreement" means the agreement dated as of the Closing Date relating to the Notes among the Issuer, the Indenture Trustee, the Administrator and the Depository Trust Company, as the initial Securities Depository.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Note Owner" means, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Securities Depository, or on the books of a Person maintaining an account with such Securities Depository (directly as Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository).

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6 of the Indenture.

                  "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

                  "Noteholders' Interest Carryover" has the meaning set forth in the Terms Supplement.

                  "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to such Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Distribution Date.

                  "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

                  "Noteholders' Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) the Principal

Distribution Amount for the three Collection Periods (or with respect to the Class A-1 Notes, the one Collection Period) immediately preceding the month of such Distribution Date (ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining in deposit in the Note Distribution Account following the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the Outstanding Amount of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the Outstanding Amount of such Notes to zero.

                  "Notional Amount" means as to any Swap Agreement, with respect to any Quarterly Distribution Date, the percentage of the original Outstanding Amount of the related Class of Fixed Rate Notes set forth on the Scheduled Principal Balance Table for such Class for the Quarterly Distribution Date immediately preceding such Quarterly Distribution Date (or in the case of the first Quarterly Distribution Date, the original Outstanding Amount of such Class).

                  "Obligor" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including (i) the Guaranty Agency thereof and (ii) with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "Officer's Certificate" means (i) in the case of the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Transferor, the Master Servicer or the Administrator, a certificate signed by an Authorized Officer of the Transferor, the Master Servicer or the Administrator, as appropriate and (iii) in the case of the Servicer, a certificate signed by an Authorized Officer of the Servicer.

                  "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

                  "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Master Indenture, be employees of or counsel to the Issuer or Administrator or any of their Affiliates and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Master Indenture, and shall be in form and substance reasonably satisfactory to the Indenture Trustee and (ii) with respect to the Transferor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Transferor, the Administrator or the Master Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and the Eligible Lender Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be do disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes or Certificates as applicable, Outstanding at the date of determination.

                  "Parity Percentage" means, as of any date of determination, the fraction expressed as a percentage, the numerator of which is the sum of
(i) the then Pool Balance and (ii) all amounts on deposit in the Collection Account and the Reserve Account and the denominator of which is the sum of the aggregate Outstanding Amount of the Notes and the Certificates, accrued and unpaid interest thereon plus accrued and unpaid Transaction Fees and Consolidation Loan Fees.

                  "Parity Percentage Payment" means, with respect to any Distribution Date, the amount, if any, to be transferred from the Collection Account to the Note Distribution Account pursuant to Section 5.5(e) of the Transfer and Servicing Agreement, up to the amount necessary for the Parity Percentage to equal 102.5% after giving effect to all distributions to be made on such Distribution Date.

                  "Participant" means a Securities Depository Participant.

                  "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Master Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHEAA" means the Pennsylvania Higher Education Assistance Agency.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Pledged Account or Fund" means the Collection Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account.

                  "PLUS Loan" means a Federal Loan made pursuant to the provisions of the PLUS program established under Section 428B of the Higher Education Act (or predecessor provisions).

                  "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department, (ii) the principal portion of all Purchase Amounts received by the Trust for such Collection Period and (iii) any Exchanged Student Loans acquired conveyed to the Trust and any Financed Student Loans conveyed by the Trust during such Collection Period, in each case pursuant to Sections 2.2 and 2.3(e).

                  "PP Loans" means all Stafford Loans and Unsubsidized Stafford Loans with a first disbursement made by the Transferor on or after July 1, 1996.

                  "PP Program" means the PNC Bank Preferred Payment Program.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 of the Master Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Primary Servicer" means, with respect to any Financed Student Loan, the entity responsible for the primary servicing of such Financed Student Loan on a day to day basis, it being understood that where a subservicer appointed in accordance with the terms of the Transfer and Servicing Agreement has responsibility for servicing a Financed Student Loan, such subservicer and not the Master Servicer shall be the Primary Servicer with respect such Financed Student Loan.

                  "Principal Distribution Amount" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts: (i)#that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during such Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; and (v) the Adjustment Payments, if any, received from the Transferor during such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

                  "Principal Factor" means, as of any Distribution Date for each Class of Notes, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any payments of principal made on such Distribution Date) divided by the original Outstanding Amount of such Class. The Principal Factor will be 1.0000000 for each Class of Notes as of the Closing Date; thereafter, the Principal Factor for each Class of Notes will decline to reflect reductions in the outstanding principal balance of such Class.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

                  "Purchased Student Loan" means a Financed Student Loan purchased pursuant to Section 4.5 of the Transfer and Servicing Agreement or repurchased pursuant to Section#3.2 of the Transfer and Servicing Agreement.

                  "Qualified Letter of Credit" means a letter of credit delivered or to be delivered to the Indenture Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Account for such Class or Series, which letter of credit shall

                  (a) be irrevocable and name the Indenture Trustee, in its capacity as such, as the sole beneficiary thereof;

                  (b) be issued by a bank whose credit standing is acceptable to each of the rating agencies which are rating or have rated the Notes of such Series;

                  (c) provide that if at any time the then current credit standing of the issuing bank is such that the continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Indenture Trustee would result in a downgrading of any rating of the Notes of such Class or Series, the Indenture Trustee may either draw under such letter of credit any amount up to and including the entire amount then remaining available for drawing thereunder or terminate such letter of credit;

                  (d) be transferable to any successor trustee hereunder with respect to such Class or Series; and

                  (e) meet such other standards as may be specified in the Terms Supplement.

                  "Qualified Institutional Buyer" has the meaning ascribed to such term in Rule 144A under the Securities Act.

                  "Quarterly Distribution Date" means, the 25th day of each January, April, July, and October or if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 1997.

                  "Rate Determination Date" means for the LIBOR Rate Notes and the Certificates, the date which is both two Business Days and two London Business Days preceding the related Rate Adjustment Date.

                  "Rating Agency" means Moody's, Standard & Poor's and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Transferor, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current ratings of each Class of Notes.

                  "Realized Loss" means, for each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan (including amounts received pursuant to Sections 3.2 and 4.5 of the Transfer and Servicing Agreement) up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

                  "Record Date" means, with respect to a Distribution Date, the close of business on the second Business Day preceding such Distribution Date.

                  "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

                  "Related Financed Student Loan File" has the meaning specified in Section 3.8(a) of the Transfer and Servicing Agreement.

                  "Repayment Phase" means the period during which the related borrower is required to make payments of principal and interest on the related Financed Student Loan.

                  "Requisite Amount" means, with respect to any Series for which a Reserve Account is required to be maintained, an amount specified in or determined pursuant to the Terms Supplement.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section#5.1 of the related Transfer and Servicing Agreement.

                  "Reserve Account Initial Deposit" means, $10,300,000.

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Schedule of Financed Student Loans" means the master listing of the Financed Student Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, in each case as from time to time amended or supplemented to reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or in the form of electronic media.

                  "Scheduled Principal Balance Table" means the Scheduled Principal Balance Table set forth on Schedule C to the Transfer and Servicing Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Depository" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Securities Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

                  "Senior Notes" means the Class A Notes.

                  "Senior Noteholder" means the holder of a Senior Note.

                  "Serial Loan" means a Financed Student Loan that is serial to a student loan owned by a third party.

                  "Series" means a separate Series of Notes issued pursuant to the Master Indenture, which Series may, as provided in the Terms Supplement, be divided into two or more Classes.

                  "Series 1997-2 Notes" means the Notes designated as the Issuer's Asset-Backed Notes, Series 1997-2, issued pursuant to the terms of the Master Indenture and the Terms Supplement and having an original principal amount equal to $1,030,000,000.

                  "Servicer" means AFSA, USA Group, PHEAA or, subject to satisfying the Rating Agency Condition, another entity appointed by the Master Servicer to service the Financed Student Loans, in its capacity as servicer of the Financed Student Loans.

                  "Servicer's Report" means any report of the Master Servicer delivered pursuant to Section#4.8(a) of the Transfer and Servicing Agreement, substantially in the form acceptable to the Administrator.

                  "Servicing Fee" means a quarterly fee in an amount equal to 1.00% of the average Pool Balance as of the last day of each of the three Collection Periods immediately preceding such Quarterly Distribution Date.

                  "SLS Loan" means a Federal Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the greater of (i) 1.00% of the sum of the Outstanding Amount of the Notes and the Certificate Balance on such Distribution Date, after giving effect to all payments to be made on such date; or (ii) $1,000,000; provided, however, that such balance shall not exceed the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance.

                  "Stafford Loan" means a student loan designated as such that is made under Section 428 of the Higher Education Act (excluding Unsubsidized Stafford Loans).

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "State" means any one of the 50 States of the United States of America or the District of Columbia.

                  "Subcustodian" has the meaning specified in Section 3.8 of the Transfer and Servicing Agreement.

                  "Subordinated Notes" means the Class B Notes.

                  "Subordinated Noteholder" means any Noteholder of a Subordinated Note.

                  "Subsequent Cut-off Date" means the day as to which principal and interest accruing with respect to an Exchanged Student Loan are transferred to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Subservicing Agreement" has the meaning specified in Section
4.13 of the Transfer and Servicing Agreement.

                  "Successor Administrator" has the meaning specified in Section#3.7(e) of the Indenture.

                  "Successor Master Servicer" has the meaning specified in Section#3.7(e) of the Indenture.

                  "Swap Agreements" mean the ISDA Master Agreement dated as of June 20, 1997, between Deutsche Bank AG, New York Branch, and the Issuer; and the ISDA Master Agreement dated as of June 20, 1997, between Morgan Guaranty Trust Company of New York and the Issuer, in each case including the schedules attached thereto and the confirmations issued in connection therewith, and any similar agreement subsequently entered into by the Trust, as each may be amended, supplemented or otherwise modified from time to time.

                  "Swap Termination Payments" means termination payments, if any, owed by the Trust under the Swap Agreements.

                  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Terms Supplement" means, the Second Terms Supplement to the Indenture dated as of June 25, 1997 between the Issuer and The Indenture Trustee.

                  "Transaction Fees" means, collectively, the Servicing Fee, the Administration Fee, Indenture Trustee Fee and the Eligible Lender Trustee Fee.

                  "Transfer Agreement" has the meaning set forth in Section 2.2(b) of the Transfer and Servicing Agreement.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of June 25, 1997, among the Issuer, the Transferor, the Administrator, the Eligible Lender Trustee and the Master Servicer, as amended from time to time.

                  "Transferor" means PNC Bank, National Association.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the Issuer, established pursuant to the Trust Agreement.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, if any, and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in Section#5.1 of the Transfer and Servicing Agreement.

                  "Trust Agreement" means the Trust Agreement dated as of March 27, 1997 and amended on the Closing Date, between the Depositor and the Eligible Lender Trustee, as further amended and supplemented from time to time.

                  "Trust Certificate" means a Certificate.

                  "Trust Certificateholder" means a person in whose name a Trust Certificate is registered in the Certificate Register.

                  "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to (i) the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement and each Transfer Agreement, (ii) the Swap Agreements, (iii) all funds on deposit from time to time in the Trust Accounts and (iv) all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Transfer and Servicing Agreement, the Administration Agreement and the other Basic Documents.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Swap Payment" means, as to the Swap Agreements with respect to any Quarterly Distribution Date, the excess, of (i) the aggregate amount accrued on the Notional Amounts of the Swap Agreements during the three Interest Periods immediately preceding such Quarterly Distribution Date (or in the case of the first Distribution Date, since the Closing Date) pursuant to the Swap Agreements over (ii) the aggregate amount payable under the Swap Agreements on such Quarterly Distribution Date by each Counterparty to the Trust.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Unsubsidized Stafford Loan" means a Federal Loan designated as such that is made under Section 428H of the Higher Education Act.

                  "USA Group" means USA Group Loan Services, Inc.

                                                                    SCHEDULE A-1
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                       Schedule of Financed Student Loans
                       ----------------------------------

                                                                    SCHEDULE A-2
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                       Schedule of Financed Student Loans
                       ----------------------------------

                                                                      SCHEDULE B
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                    Location of Financed Student Loan Files
                    ---------------------------------------

      Name of subcustodian       Location of Related Financed Student Loan Files
      --------------------       -----------------------------------------------
      AFSA Data Corporation      501 Bleecker Street
                                 Utica, New York 13501

      Pennsylvania Higher        1200 N. 7th Street
      Education Assistance       Harrisburg, PA 17102
      Agency

      USA Group Loan             11100 USA Parkway
      Services, Inc.             Fishers, IN 46038

                                                                      SCHEDULE C


                                           SCHEDULED PRINCIPAL BALANCE TABLE

                                                 % OF ORIGINAL AMOUNT
   DISTRIBUTION  -------------------------------------------------------------------------------------------------
      DATE           CLASS A-2        CLASS A-3        CLASS A-4       CLASS A-5       CLASS A-6       CLASS A-7
      ----           ---------        ---------        ---------       ---------       ---------       ----------
    7/25/1997          100.00%          100.00%         100.00%          100.00%        100.00%          100.00%
   10/25/1997          100.00           100.00          100.00           100.00         100.00           100.00
    1/25/1998          100.00           100.00          100.00           100.00         100.00           100.00
    4/25/1998          100.00           100.00          100.00           100.00         100.00           100.00
    7/25/1998          100.00           100.00          100.00           100.00         100.00           100.00
   10/25/1998           73.95           100.00          100.00           100.00         100.00           100.00
    1/25/1999           47.42           100.00          100.00           100.00         100.00           100.00
    4/25/1999           23.89           100.00          100.00           100.00         100.00           100.00
    7/25/1999            0.00           100.00          100.00           100.00         100.00           100.00
   10/25/1999            0.00            72.90          100.00           100.00         100.00           100.00
    1/25/2000            0.00            48.60          100.00           100.00         100.00           100.00
    4/25/2000            0.00            24.30          100.00           100.00         100.00           100.00
    7/25/2000            0.00             0.00          100.00           100.00         100.00           100.00
   10/25/2000            0.00             0.00           75.00           100.00         100.00           100.00
    1/25/2001            0.00             0.00           50.00           100.00         100.00           100.00
    4/25/2001            0.00             0.00           25.00           100.00         100.00           100.00
    7/25/2001            0.00             0.00            0.00           100.00         100.00           100.00
   10/25/2001            0.00             0.00            0.00            73.40         100.00           100.00
    1/25/2002            0.00             0.00            0.00            47.34         100.00           100.00
    4/25/2002            0.00             0.00            0.00            22.87         100.00           100.00
    7/25/2002            0.00             0.00            0.00             0.00         100.00           100.00
   10/25/2002            0.00             0.00            0.00             0.00          72.41           100.00
    1/25/2003            0.00             0.00            0.00             0.00          46.21           100.00
    4/25/2003            0.00             0.00            0.00             0.00          22.07           100.00
    7/25/2003            0.00             0.00            0.00             0.00           0.00           100.00
   10/25/2003            0.00             0.00            0.00             0.00           0.00            87.60
    1/25/2004            0.00             0.00            0.00             0.00           0.00            76.03
    4/25/2004            0.00             0.00            0.00             0.00           0.00            65.29
    7/25/2004            0.00             0.00            0.00             0.00           0.00            55.37
   10/25/2004            0.00             0.00            0.00             0.00           0.00            46.28
    1/25/2005            0.00             0.00            0.00             0.00           0.00            38.02
    4/25/2005            0.00             0.00            0.00             0.00           0.00            30.17
    7/25/2005            0.00             0.00            0.00             0.00           0.00            23.14
   10/25/2005            0.00             0.00            0.00             0.00           0.00            16.53
    1/25/2006            0.00             0.00            0.00             0.00           0.00            10.33
    4/25/2006            0.00             0.00            0.00             0.00           0.00             4.96
    7/25/2006            0.00             0.00            0.00             0.00           0.00             0.00
   10/25/2006            0.00             0.00            0.00             0.00           0.00             0.00
    1/25/2007            0.00             0.00            0.00             0.00           0.00             0.00
    4/25/2007            0.00             0.00            0.00             0.00           0.00             0.00
    7/25/2007            0.00             0.00            0.00             0.00           0.00             0.00
   10/25/2007            0.00             0.00            0.00             0.00           0.00             0.00

                                                                       EXHIBIT A
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT

Form of Noteholders' Statement
pursuant to Section 5.7(a) of
Transfer and Servicing
Agreement (capitalized terms used
herein are defined in Appendix A thereto)

         Distribution Date:_____________________

(i)               Principal Factor:
                           (a) Class A-1:_________
                           (b) Class A-2: _________
                           (c) Class A-3:__________
                           (d) Class A-4:__________
                           (e) Class A-5:__________
                           (f) Class A-6:__________
                           (g) Class A-7:__________
                           (h) Class A-8:__________
                           (i) Class A-9:__________
                           (j) Class B:  __________


(ii)              Amount of principal being paid or distributed:

                           (a) Class A-1 Notes:     $_________
                           (b) Class A-2 Notes:     $_________
                           (c) Class A-3 Notes:     $_________
                           (d) Class A-4 Notes:     $_________
                           (e) Class A-5 Notes:     $_________
                           (f)  Class A-6 Notes:    $_________
                           (g) Class A-7 Notes:     $_________
                           (h) Class A-8 Notes:     $_________
                           (i)  Class A-9 Notes:    $_________
                           (j) Class B Notes:       $_________
                           (k) Certificates:        $_________



(iii)             (a) Amount of interest being paid or distributed:

                           (1) Class A-1 Notes:  $_ (based on [One-Month LIBOR]
                                                 [Net Loan Rate])
                           (2) Class A-2 Notes:  $_________
                           (3) Class A-3 Notes:  $_________
                           (4) Class A-4 Notes:  $_________
                           (5) Class A-5 Notes:  $_________
                           (6)  Class A-6 Notes: $_________
                           (7) Class A-7 Notes:  $_________
                           (8) Class A-8 Notes:  $_(based on [one-month LIBOR]
                                                 [Net Loan Rate])
                           (9)  Class A-9 Notes: $_(based on [one-month LIBOR]
                                                 [Net Loan Rate])
                           (10) Class B Notes:   $____ (based on [One-Month
                                                 LIBOR] [the Net Loan Rate])
                           (11) Certificates:    $____ (based on One-Month
                                                 LIBOR)

                  (b) Applicable Interest Rate:
                           (1) Class A-1: ________%
                           (2) Class A-2:________ %
                           (3) Class A-3:_________%
                           (4) Class A-4:_________%
                           (5) Class A-5:_________%
                           (6) Class A-6:_________%
                           (7) Class A-7:_________%
                           (8) Class A-8:_________%
                           (9)  Class A-9:________%
                           (10) Class B: ________ %
                           (11) Certificates _____%

(iv)              Amount of distribution allocable to any Noteholders' Interest
                  Carryover:
                  (a) Class A-1:    $____________
                  (b) Class A-8:    $____________
                  (c)  Class A-9:   $____________
                  (d) Class B:      $____________

(v)               Pool Balance at end of preceding Collection Period:________

(vii)             After giving effect to distributions on this Distribution
                  Date:

                  (a)   outstanding principal amount of Class A-1 Notes:
                        $___________

                  (b)   outstanding principal amount of Class A-2 Notes:
                        $___________

                  (c)   outstanding principal amount of Class A-3 Notes:
                        $___________

                  (d)   outstanding principal amount of Class A-4 Notes:
                        $___________

                  (e)   outstanding principal amount of Class A-5 Notes:
                        $___________

                  (f)   outstanding principal amount of Class A-6 Notes:
                        $___________

                  (g)   outstanding principal amount of Class A-7 Notes:
                        $___________

                  (h)   outstanding principal amount of Class A-8 Notes:
                        $___________

                  (i)   outstanding principal amount of Class A-9 Notes:
                        $___________

                  (j)   outstanding principal amount of Class B Notes:
                        $___________

                  (k)   Certificate Balance: $_____________________

(vii) Amount of Servicing Fee, Administration Fee, Indenture Trustee Fee and Eligible Lender Trustee Fee to be allocated for the upcoming Distribution Date: ($_________)

(viii) (a) Aggregate amount of Realized Losses (if any) for each Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution
                  Date):______________

(ix) (a) Amount of distribution attributable to amounts in the Reserve Account: $_____________

                  (b) Amount of other withdrawals from the Reserve Account:
                  $_____________

                  (c) Reserve Account balance $ _______________
                  (d) Parity percentage _____%
                  (e) Amount of Parity Percentage Payments $_____________

(x) The aggregate Purchase Amount paid for Financed Student Loans purchased from the Trust during each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date): ___________

(xi) During the Exchange Period only, the aggregate Issuer Consolidation Payments and Adjustment Payments, stated separately, for each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date): $______________
                                                   $______________

(xii)             (a) Amount of Financed Student Loans:
                           (1) that are 30 to 60 days delinquent:
                               $_______________

                           (2) that are 61 to 90 days delinquent:
                               $_______________
                           (3) that are 91 to 120 days delinquent:
                               $_______________
                           (4) that more than 120 days delinquent:
                               $_______________
                           (5) for which claims have been filed with the
                               appropriate Guarantor and which are awaiting payment: $_______________

                   (b) Amount of recoveries
                           (i)  principal  $________
                           (ii) interest   $________

                                                                       EXHIBIT B
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT

Form of Certificateholders' Statement
pursuant to Section 5.7(a) of
Transfer and Servicing Agreement
(capitalized terms used herein
are defined in Appendix A thereto)

                  Distribution Date:_____________________

(i)               Principal Factor:
                           (a) Class A-1:___________
                           (b) Class A-2: __________
                           (c) Class A-3:___________
                           (d) Class A-4:___________
                           (e) Class A-5:___________
                           (f) Class A-6:___________
                           (g) Class A-7:___________
                           (h) Class A-8:___________
                           (i) Class A-9:___________
                           (j) Class B:  ___________


(ii)              Amount of principal being paid or distributed:

                           (a) Class A-1 Notes:     $_________
                           (b) Class A-2 Notes:     $_________
                           (c) Class A-3 Notes:     $_________
                           (d) Class A-4 Notes:     $_________
                           (e) Class A-5 Notes:     $_________
                           (f)  Class A-6 Notes:    $_________
                           (g) Class A-7 Notes:     $_________
                           (h) Class A-8 Notes:     $_________
                           (i)  Class A-9 Notes:    $_________
                           (j) Class B Notes:       $_________
                           (k) Certificates:        $_________

(iii)             (a) Amount of interest being paid or distributed:

                           (1) Class A-1 Notes:  $_ (based on [one-month LIBOR]
                                                 [Net Loan Rate])
                           (2) Class A-2 Notes:  $____
                           (3) Class A-3 Notes:  $_________
                           (4) Class A-4 Notes:  $_________
                           (5) Class A-5 Notes:  $_________
                           (6)  Class A-6 Notes: $_________
                           (7) Class A-7 Notes:  $________
                           (8) Class A-8 Notes: $_(based on [one-month LIBOR] [Net Loan Rate])
                           (9)  Class A-9 Notes: $_(based on [one-month LIBOR]
                                                 [Net Loan Rate])
                           (10) Class B Notes:   $____ (based on [One-Month
                                                 LIBOR] [the Net Loan Rate])
                           (11) Certificates:    $____ (based on One-Month
                                                 LIBOR)

                  (b) Applicable Interest Rate:
                           (1) Class A-1:_________%
                           (2) Class A-2:________ %
                           (3) Class A-3:_________%
                           (4) Class A-4:_________%
                           (5) Class A-5:_________%
                           (6) Class A-6:_________%
                           (7) Class A-7:_________%
                           (8) Class A-8:_________%
                           (9) Class A-9:_________%
                           (10) Class B:_________ %
                           (11) Certificates______%

(iv)              Amount of distribution allocable to any Noteholders' Interest
                  Carryover:
                  (a) Class A-1:    $__________
                  (b) Class A-8:    $__________
                  (c) Class A-9:    $__________
                  (d) Class B:      $__________

(v)               Pool Balance at end of preceding Collection Period:________

(vii)             After giving effect to distributions on this Distribution
                  Date:

                  (a)   outstanding principal amount of Class A-1 Notes:
                        $___________

                  (b)   outstanding principal amount of Class A-2 Notes:
                        $___________

                  (c)   outstanding principal amount of Class A-3 Notes:
                        $___________

                  (d)   outstanding principal amount of Class A-4 Notes:
                        $___________

                  (e)   outstanding principal amount of Class A-5 Notes:
                        $___________

                  (f)   outstanding principal amount of Class A-6 Notes:
                        $___________

                  (g)   outstanding principal amount of Class A-7 Notes:
                        $___________

                  (h)   outstanding principal amount of Class A-8 Notes:
                        $___________

                  (i)   outstanding principal amount of Class A-9 Notes:
                        $___________

                  (j)   outstanding principal amount of Class B Notes:
                        $___________

                  (k)   Certificate Balance: $_____________________

(vii) Amount of Servicing Fee, Administration Fee, Indenture Trustee Fee and Eligible Lender Trustee Fee to be allocated for the upcoming Distribution Date: ($_________)

(viii) (a) Aggregate amount of Realized Losses (if any) for each Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution
                  Date):______________

(ix)              (a) Amount of distribution attributable to
                      amounts in the Reserve Account: $_____________

                  (b) Amount of other withdrawals from the
                      Reserve Account: $_____________

                  (c) Reserve Account balance $ _______________
                  (d) Parity percentage _____%
                  (e) Amount of Parity Percentage Payments $_____________

(x) The aggregate Purchase Amount paid for Financed Student Loans purchased from the Trust during each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date):

(xi) During the Exchange Period only, the aggregate Issuer Consolidation Payments and Adjustment Payments, stated separately, for each preceding Collection

                  Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date):
                  $______________
                  $______________

(xii)             (a) Amount of Financed Student Loans:

                           (1) that are 30 to 60 days delinquent:
                               $_______________
                           (2) that are 61 to 90 days delinquent:
                               $_______________
                           (3) that are 91 to 120 days delinquent:
                               $_______________
                           (4) that more than 120 days delinquent:
                               $_______________
                           (5) for which claims have been filed
                               with the appropriate Guarantor
                               and which are awaiting payment:
                               $_______________

                  (b) Amount of recoveries
                           (i)  principal  $________
                           (ii) interest   $________

                                                                       EXHIBIT C
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT



                      Form of Administrator's Certificate
                      -----------------------------------


                [To be provided by the Administrator pursuant to

                        Section 4.7 of the Transfer and

                              Servicing Agreement]

                                                                       EXHIBIT D
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                                 ASSIGNMENT FOR
                             FINANCED STUDENT LOANS

                  For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of June 25, 1997, among the undersigned, as transferor (the "Transferor"), as master servicer (the "Master Servicer") and as administrator (the "Administrator"), PNC Student Loan Trust I (the "Trust"), and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Federal Loans set forth on Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and all obligations of the Obligors thereunder, including all monies paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the applicable Cut-off Date) after the applicable Cut-off Date, including the right to enforce such Federal Loans in the same manner and to the same extent as the Transferor would have the power to do but for the execution and delivery of the Transfer and Servicing Agreement, (ii) all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon) and (iii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Transferor to the borrowers of Initial Financed Student Loans or any other person in connection with the Financed Student Loans or any agreement or instrument relating to any of them.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and is to be governed by the Transfer and Servicing Agreement.

                  Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Transfer and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

                  IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of June 25, 1997.

                                           PNC BANK, NATIONAL ASSOCIATION,
                                           as Transferor

                                           By: _________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT E
                                                                          TO THE
                                                TRANSFER AND SERVICING AGREEMENT


                               TRANSFER AGREEMENT

TRANSFER AGREEMENT No. ____ dated as of _________, ____, among PNC STUDENT LOAN TRUST I, a Delaware business trust (the "Issuer"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as transferor (the "Transferor"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee of the Issuer (the "Eligible Lender Trustee").

                              W I T N E S S E T H:

                  WHEREAS the Issuer, the Transferor, the Eligible Lender Trustee, the Administrator and the Master Servicer (as defined in the Appendix A to the Transfer and Servicing Agreement) are parties to the Transfer and Servicing Agreement dated as of June 25, 1997 (as amended or supplemented, the "Transfer and Servicing Agreement");

                  WHEREAS pursuant to the Transfer and Servicing Agreement, the Transferor wishes to convey the Federal Loans referred to in Section 2 hereof (the "Exchanged Student Loans") to the Eligible Lender Trustee on behalf of the Issuer; and

                  WHEREAS, the Eligible Lender Trustee and the Issuer are willing to accept such conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the parties hereto hereby agree, intending to be legally bound hereby, as follows:

                  1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Appendix A to the Transfer and Servicing Agreement, which also contains rules of construction and usage that shall be applicable herein.

                  In addition, the following terms have the following meanings:

                  "Exchange Date" means, with respect to the Exchanged Student Loans, ______________.

                  "Subsequent Cut-Off Date" means, with respect to each Exchanged Student Loan, the date specified as such on Schedule A hereto.

                  2. Schedule of Exchanged Student Loans. Attached hereto as Schedule A is a supplement to the Schedule of Financed Student Loans listing the Exchanged Student Loans to be conveyed on the Exchange Date to the Eligible Lender Trustee on behalf of the Issuer pursuant to this Agreement. Attached hereto as Schedule B is a list of Financed Student Loans to be conveyed on the Exchange Date to the Transferor by the Eligible Lender Trustee on behalf of the Issuer in exchange for the Exchanged Student Loans, which Schedule B shall be deemed to modify the Schedule of Financed Student Loans to delete therefrom such Financed Student Loans being so conveyed to the Transferor.

                  3. Conveyance of Exchanged Student Loans. In consideration of the Issuer's delivery to or upon the order of the Transferor of the Financed Student Loans listed on Schedule B attached hereto, the Transferor does hereby contribute, transfer, assign, set over and otherwise convey, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), to the Eligible Lender Trustee on behalf of the Issuer:

                  (a) all right, title and interest in and to each Exchanged Student Loan, and all obligations of the Obligors thereunder, including all moneys paid thereunder (other than Interest Subsidy Payments and Special Allowance Payments payable through the Subsequent Cut-Off Date), and all written communications received by the Transferor with respect thereto and still retained by the Transferor in accordance with its retention policies (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the Subsequent Cut-Off Date; and

                  (b) the proceeds of any and all of the foregoing.

                  4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Exchange Date that:

                  (a) Organization and Good Standing. The Transferor is duly organized and validly existing as a national banking association with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Transferor or its ability to consummate the transactions contemplated by this Agreement and the Transferor had at all relevant times, and has, the power, authority and legal right to originate, acquire and own the Exchanged Student Loans.

                  (b) Power and Authority. The Transferor has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has requisite corporate power and authority to transfer and assign the property to be contributed and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Transferor has duly authorized such transfer and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action on the Transferor's part; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary corporate action.

                  (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

                  (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not violate, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Transferor, or any material indenture, agreement or other material instrument to which the Transferor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any material law or, to the knowledge of the Transferor, any material order, rule or regulation applicable to it of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

                  (e) No Proceedings. There are no proceedings or investigations pending against the Transferor or, to its best knowledge, threatened against the Transferor, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or (iv) seeking to affect adversely the Federal or State income tax attributes of the Issuer, the Notes or the Certificates.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement and the performance by the Transferor of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

                  (g) Principal Balances. (i) The aggregate principal balance of the Consolidation Loans and Serial Loans that are Exchanged Student Loans listed on Schedule A attached hereto and conveyed to the Eligible Lender Trustee on behalf of the Issuer pursuant to this Agreement as of their respective Subsequent Cut-Off Dates is $___________ and $___________, respectively; (ii) the aggregate principal balance of the Financed Student Loans listed on Schedule B attached hereto and to be conveyed to the Transferor pursuant to
         Section 2.3(d) of the Transfer and Servicing Agreement is $_______;
         (iii) the Consolidation Prepayments on deposit in the Collection Account is $_________; (iv) the Issuer Consolidation Payments for the Exchange Date is $__________; and (v) the Exchange Adjustment for the Exchange Date is $_________.

                  5. Conditions Precedent. The obligation of the Issuer to acquire the Exchanged Student Loans hereunder is subject to the satisfaction, on or prior to the Exchange Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Transferor in Section 4 of this Agreement and the representations and warranties made with respect to the Exchanged Student Loans in Section 3.1 of the Transfer and Servicing Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Exchange Date.

                  (b) Transfer and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) of the Transfer and Servicing Agreement shall have been satisfied.

                  (c) Delivery of Assignment. The Transferor shall have delivered an Assignment substantially in the form of Annex A hereto.

                  Upon the satisfaction of the conditions set forth in this
Section 5, the Eligible Lender Trustee shall have executed and delivered to the Transferor an Assignment, substantially in the form of Annex B hereto.

                  6. Ratification of Agreement. As supplemented by this Agreement, the Transfer and Servicing Agreement is in all respects ratified and confirmed and the Transfer and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

                  7. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                  8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  9. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                       PNC STUDENT LOAN TRUST I

                                       By: THE FIRST NATIONAL BANK
                                           OF CHICAGO, not in its individual
                                           capacity but solely as Eligible
                                           Lender Trustee

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       not in its individual capacity but solely as Eligible Lender Trustee

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       PNC BANK, NATIONAL ASSOCIATION,  as
                                       Transferor

                                       By: _____________________________________
                                           Name:
                                           Title:

Acknowledged and accepted as
of the date first above written:

BANKERS TRUST COMPANY,
not in its individual capacity but solely as Indenture Trustee

By ________________________________
   Name:
   Title:

                                                                         ANNEX A
                                                       TO THE TRANSFER AGREEMENT

                                   ASSIGNMENT

         For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of June 25, 1997, among the undersigned, as transferor (the "Transferor"), as master servicer and as administrator, PNC Student Loan Trust I (the "Trust"), The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement No. ______ dated as of _________ __, ____ (the "Transfer Agreement") among the Transferor, the Trust and the Eligible Lender Trustee, the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Exchanged Student Loans and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-Off Date) after the related Subsequent Cut-Off Date and
(ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Transferor to the borrowers of such Exchanged Student Loans or any other person in connection with the Exchanged Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Exchanged Student Loan described in Schedule A to the Transfer Agreement in favor of the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and the Transfer Agreement and is to be governed by the Transfer and Servicing Agreement and the Transfer Agreement.

         Capitalized terms used but not defined herein shall have the meaning assigned to them in the Transfer Agreement or in Appendix A to the Transfer and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________, ____.


                                            PNC BANK, NATIONAL ASSOCIATION,
                                            as Transferor

                                            By: ____________________________
                                                Name:
                                                Title:

                                                                         ANNEX B
                                                       TO THE TRANSFER AGREEMENT


                                   ASSIGNMENT

         For value received, in accordance with the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement") dated as of June __, 1997, among the undersigned, (the "Trust"), as master servicer and as administrator (the "Transferor"), and The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), and the Transfer Agreement No. _____ dated as of _________ __, ____ (the "Transfer Agreement") among the Transferor, the Trust and the Eligible Lender Trustee, the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Transferor, without recourse (subject to the obligations set forth in the Transfer and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Financed Student Loans set forth on Schedule B to the Transfer Agreement and all obligations of the Obligors thereunder, including all moneys paid or payable thereunder (other than Interest Subsidy Payments and Special Allowance Payments through the related Subsequent Cut-off Date) after the related Subsequent Cut-off Date and (ii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Transferor of any obligation of the Eligible Lender Trustee or the Trust to the borrowers of such Financed Student Loans or any other person in connection with such Financed Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedule B to the Transfer Agreement in favor of the Transferor, without recourse, against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Servicing Agreement and the Transfer Agreement and is to be governed by the Transfer and Servicing Agreement and the Transfer Agreement.

                  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Transfer Agreement or in Appendix A to the Transfer and Servicing Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________, ____.


                                       PNC STUDENT LOAN TRUST I

                                       By: THE FIRST NATIONAL BANK OF
                                           CHICAGO, not in its individual
                                           capacity but solely as Eligible
                                           Lender Trustee on behalf of the Trust

                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE A
                                            TO THE TRANSFER AGREEMENT NO. ______


                      [List of Exchanged Student Loans and
                    their related Subsequent Cut-Off Dates]

                                                                      SCHEDULE B
                                                                          TO THE
                                                     TRANSFER AGREEMENT NO. ____



                        [List of Financed Student Loans
                       to be Conveyed to the Transferor]



                                      B-2